UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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122 Fifth Avenue

New York, New York 10011

August 7, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders of Barnes & Noble, Inc. The meeting will be held at 9:00 am, Eastern Time, on September 19, 2017 at the Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board of Directors of the Company.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, 1 YEAR regarding, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, FOR the re-approval of the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018, FOR the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board and FOR the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 19, 2017: The Proxy Statement and the Company’s 2017 Annual Report to Stockholders are available online at www.bn2017annualmeeting.com.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Barnes & Noble’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3422.

Banks and Brokers May Call Collect: (212) 750-5833.

Sincerely,

LEONARD RIGGIO
Chairman of the Board of Directors

122 Fifth Avenue

New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 19, 2017

The Annual Meeting of Stockholders of Barnes & Noble, Inc. (the “Company”) will be held at 9:00 am, Eastern Time, on September 19, 2017 at the Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York for the following purposes:

1.	To elect four directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote on an advisory (non-binding) vote on executive compensation;

3.	To vote on an advisory (non-binding) vote on the frequency of holding an advisory (non-binding) vote on executive compensation;

4.	To vote to re-approve the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018;

6.	To vote on a proposal to approve an amendment to the Company’s certificate of incorporation and by-laws to declassify the Board;

7.	To vote on a proposal to approve an amendment to the Company’s by-laws to implement majority voting in uncontested director elections; and

8.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of Common Stock of the Company as of the close of business on July 26, 2017 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, 1 YEAR regarding, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, FOR the re-approval of the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018, FOR the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board and FOR the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections.

Sincerely,

BRADLEY A. FEUER
Vice President, General Counsel and Corporate Secretary
New York, New York
August 7, 2017

The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

i

ii

BARNES & NOBLE, INC.

122 Fifth Avenue

New York, New York 10011

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 19, 2017

INTRODUCTION

This Proxy Statement and enclosed WHITE proxy card are being furnished commencing on or about August 7, 2017 in connection with the solicitation by the Board of Directors (the “Board”) of Barnes & Noble, Inc., a Delaware corporation (the “Company”), of proxies for use at its annual meeting of stockholders to be held on September 19, 2017 and any adjournment or postponement thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board of Directors’ nominees, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, 1 YEAR regarding, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, FOR the re-approval of the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan (the “Incentive Plan”), FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018, FOR the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board and FOR the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections.

Stockholders Entitled to Vote

Only holders of record of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on July 26, 2017 are entitled to notice of and to vote at the Meeting. As of the record date, 72,610,058 shares of Common Stock were outstanding, which number includes 76,706 shares of unvested restricted stock that have voting rights and that are held by members of the Board and the Company’s employees. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Meeting.

How to Vote

Your vote is very important to the Board no matter how many shares of Common Stock you own. Whether or not you plan to attend the Meeting, we urge you to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock (including unvested restricted stock), you may vote your shares either by voting by proxy in advance of the Meeting or by voting in person at the Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed WHITE proxy card to vote FOR the Board’s nominees, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, 1 YEAR regarding, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, FOR the re-approval of the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the Company’s fiscal year ending April 28, 2018, FOR the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board and FOR the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections. If you submit your executed WHITE proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the WHITE proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. If you later decide to attend the Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors, the approval, on an advisory basis, of the compensation of the Company’s named executive officers, the approval, on an advisory basis, of a vote on compensation of the Company’s named executive officers every year, the re-approval of the performance goals set forth in the Incentive Plan, the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board and the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Meeting, you must provide a “legal proxy” from your custodian at the Meeting.

Questions on How to Vote

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3422.

Banks and Brokers May Call Collect: (212) 750-5833.

Quorum and Votes Required

Quorum

The presence in person or by proxy at the Meeting of the holders of shares of capital stock of the Company having a majority of the voting power of the capital stock entitled to vote at the Annual Meeting outstanding as of July 26, 2017 will constitute a quorum.

Votes Required

The four nominees for director receiving the highest vote totals will be elected as directors of the Company.

Approval of the proposal regarding approval, on an advisory basis, of compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal.

Approval of the proposal regarding approval, on an advisory basis, of the frequency of future advisory votes on executive compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders can vote for a frequency of future advisory votes on compensation of named executive officers every year, every two years, every three years or abstain.

Because the votes on compensation of named executive officers and the frequency of future votes on compensation of named executive officers are advisory, they will not be binding upon the Board.

Approval of the proposal to re-approve the performance goals set forth in the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal.

Approval of the proposal to ratify the appointment of the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast on the proposal.

In accordance with the Company’s current certificate of incorporation and by-laws, approval of the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board requires the affirmative vote of at least 80% of the voting power of the shares of capital stock of the Company outstanding as of July 26, 2017 and entitled to vote generally in the election of directors, voting together as a single class.

In accordance with the Company’s current certificate of incorporation and by-laws, approval of the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections requires the affirmative vote of at least 80% of the voting power of the shares of capital stock of the Company outstanding as of July 26, 2017 and entitled to vote generally in the election of directors, voting together as a single class.

Withheld Votes, Abstentions and Broker Non-Votes

With respect to the proposal to elect directors, withheld votes and any “broker non-votes” are not counted in determining the outcome of the election. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

With respect to the proposal regarding approval, on an advisory basis, of compensation of the Company’s named executive officers, abstentions and any “broker non-votes” would not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal regarding approval, on an advisory basis, of the frequency of future advisory votes on executive compensation of the Company’s named executive officers, abstentions and any “broker non-votes” would not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal regarding re-approval of the performance goals set forth in the Incentive Plan, abstentions and any “broker non-votes” would not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal to ratify the appointment of the Company’s independent registered public accountants, abstentions and any “broker non-votes” would not be included in the votes cast and, as such, will have no effect on the outcome of this proposal.

With respect to the proposal to amend the Company’s certificate of incorporation and by-laws to declassify the Board, abstentions and any “broker non-votes” will be treated as a vote against the proposal.

With respect to the proposal to amend the Company’s by-laws to implement majority voting in uncontested director elections, abstentions and any “broker non-votes” will be treated as a vote against the proposal.

Withheld votes, abstentions and any “broker non-votes” will be included in determining whether a quorum is present.

Attendance at the Annual Meeting

Attendance at the Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the record date and guests of the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name or through the Company’s 401(k) Plan, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Meeting, or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Meeting, you must also provide a “legal proxy” obtained from your custodian. Note that 401(k) Plan participants will not be able to vote their 401(k) Plan shares in person at the Meeting.

How to Revoke Your Proxy

Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by telephone, the Internet or mail) or by providing a signed letter of revocation to the Secretary of the Company before the closing of the polls at the Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy by attending the Meeting and voting your shares in person. Note that simply attending the Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by telephone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

ELECTION OF DIRECTORS—PROPOSAL 1

Introduction

The Board currently consists of ten directors. The directors are divided into three classes, currently consisting of four members whose terms expire upon the election and qualification of their successors at the Meeting, three members whose terms expire at the 2018 annual meeting of stockholders and three members whose terms expire at the 2019 annual meeting of stockholders. The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board’s four nominees for director.

Information Concerning the Directors and the Board’s Nominees

Background information with respect to the Board and the Board’s nominees for election as directors appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age[1]	Director Since	Position
Leonard Riggio	76	1986	Founder and Chairman of the Board
Demos Parneros	55	2017	Chief Executive Officer
Kimberley A. Van Der Zon	56	2017	Director
George Campbell, Jr.	71	2008	Director
Mark D. Carleton	57	2011	Director
Scott S. Cowen	71	2014	Director
William Dillard, II	72	1993	Director
Al Ferrara	66	2016	Director
Paul B. Guenther	77	2015	Director
Patricia L. Higgins	67	2006	Lead Independent Director

At the Meeting, four directors will be elected. Demos Parneros, Kimberley A. Van Der Zon, George Campbell, Jr. and Mark D. Carleton are the Board’s nominees for election as directors at the Meeting, each to hold office for a term of three years until the annual meeting of stockholders to be held in 2020 and until his or her successor is elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected. However, if any nominee is unable to serve or for good cause will not serve, proxies may be voted for a substitute designated by the Board.

The terms of Demos Parneros, Kimberley A. Van Der Zon, George Campbell, Jr. and Mark D. Carleton expire upon the election and qualification of their successors at the Meeting. The terms of Scott S. Cowen, William Dillard, II and Patricia L. Higgins expire in 2018. The terms of Al Ferrara, Paul B. Guenther and Leonard Riggio expire in 2019.

Nominees for Election as Director

The following individuals are nominees for director at the Meeting. The Board unanimously recommends a vote FOR each of the below nominees for director using the enclosed WHITE proxy card.

Demos Parneros was named Chief Executive Officer of the Company, and appointed as a director of the Company, in April 2017 after having joined the Company as Chief Operating Officer in November 2016. Mr. Parneros was previously President, North American Stores & Online, for Staples, Inc. He has 30 years of leadership experience in all aspects of retail management, including operations, human resources, merchandising, e-commerce, marketing and real estate. Mr. Parneros started his career at Staples as General Manager of its first New York City store in 1987. He worked his way up the ranks through multiple management positions, including SVP Mid-Atlantic Operations; President, US Stores; President, US Retail; and President, North American Stores & Online, where he was responsible for a team of 50,000 associates, across 1,800 stores, and Staples’ online business. Mr. Parneros is a graduate of New York University with a Bachelor of Science in Management and Harvard Business School’s Advanced Management Program. He is currently a member of Keycorp’s Board of Directors and a member of the Board of Advisors of Modell’s Sporting Goods.

Qualifications, Experience, Attributes and Skills. Mr. Parneros has over 30 years of retail experience, holding various executive positions within Staples, Inc.’s largest business segment, North American Stores and Online and for all aspects of Staples Inc.’s online and mobile retail operation. He has extensive experience

[1]	Note: ages as of August 4, 2017.

developing complementary and integrated online and brick and mortar retail strategies, integrating technology into traditional retail stores to enhance convenience and the customer experience, and leveraging mobile and online experiences to capture next-generation consumers, bringing to the Board extensive leadership skills, vast experience in the retail industry and a history of driving results.

Kimberley A. Van Der Zon has been a director of the Company since April 2017. Ms. Van Der Zon currently leads the Global Board Practice at Egon Zehnder, the global board advisory, executive search and leadership consulting firm, which she joined in 1999 and where she has been a Partner since 2005. Ms. Van Der Zon serves as a trusted advisor to boards and chief executive officers on all facets of strategically maximizing human capital, including talent management, chief executive officer and board succession planning, and governance. Previously, Ms. Van Der Zon served as Vice President Corporate Marketing from 1996-1999 at BMO Financial Group. From 1992-1996, Ms. Van Der Zon served as Senior Brand Marketing Manager and Director New Business Development at Labatt Breweries. Ms. Van Der Zon commenced her career in 1986 at Procter & Gamble in Marketing, where she was ultimately promoted to Senior Brand Manager, responsible for the P&L leadership of a portfolio of iconic brands. Ms. Van Der Zon holds a Master of Business Administration degree from the University of Toronto, and an Honors Bachelor of Business Administration degree from Wilfrid Laurier University.

Qualifications, Experience, Attributes and Skills. Ms. Van Der Zon has over 30 years of strategic consulting, brand management and marketing experience. She has wide-ranging executive experience, having served in functional and operational roles across the professional services, consumer, and financial services sectors, and her consulting experience has given her extensive exposure to most other sectors. She has regional expertise in the U.S., U.K., and Canada, with strong knowledge of Europe and Asia as well. She brings to the Board her extensive knowledge of talent management, corporate governance and board leadership, as well as marketing and brand management.

George Campbell, Jr. has been a director of the Company since 2008. Dr. Campbell serves as Chair of the Compensation Committee and is a member of the Audit Committee. Dr. Campbell, a physicist, is currently a member of the Board of Trustees of the Webb Institute, an engineering college specializing in naval architecture and marine engineering. Prior to that, Dr. Campbell served as the Chairman of the Webb Institute. Dr. Campbell was the President from July 2000 through June 2011, and is now President Emeritus of The Cooper Union for the Advancement of Science and Art, New York, NY (“Cooper Union”), a college focusing primarily on engineering, architecture and art. Dr. Campbell is also a director of Con Edison, Inc. and the Josiah Macy Jr. Foundation. He is also a Trustee of the MITRE Corporation, Rensselaer Polytechnic Institute, Montefiore Medical Center (Emeritus), and the Institute of International Education. Dr. Campbell is also a Fellow of the American Association for the Advancement of Science and the New York Academy of Sciences.

Qualifications, Experience, Attributes and Skills. Dr. Campbell has a total of more than 25 years of executive and board-level experience serving on the boards of major companies, as well as serving as President and Chief Executive Officer of Cooper Union. Dr. Campbell’s experience has generally been focused in higher education, and he has more than 12 years of experience in research and development in telecommunications technology at Bell Laboratories. Dr. Campbell also has extensive experience serving on the board of trustees of academic and research institutions and non-profit organizations. This experience allows Dr. Campbell to bring to the Board a unique insight into the Company’s operations.

Mark D. Carleton has served as a director of the Company since September 2011. Mr. Carleton serves on the Audit Committee. Mr. Carleton was initially nominated as a director by Liberty Media pursuant to the terms of its preferred stock issued to Liberty Media pursuant to the terms of its investment in the Company in August 2011. After Liberty Media’s right to elect two preferred stock directors was terminated upon the sale of the majority of its preferred stock interest in April 2014, the Board chose to re-elect Mr. Carleton as a director. Mr. Carleton has been Senior Vice President of Liberty Media, and served as a Senior Vice President of predecessors of Liberty Media, since 2003. His primary responsibilities include corporate development and oversight of Liberty Media’s technology, music, telecom, satellite and sports interests. Prior to Liberty Media, Mr. Carleton served as a Partner with KPMG LLP from 1993 to 2003, where he had overall responsibility for the communications sector and also served as a member of KPMG LLP’s Board of Directors. Mr. Carleton currently serves as a director of Live Nation Entertainment, Inc., Sirius XM Radio Inc. and a number of private companies and formerly served as a director of DIRECTV.

Qualifications, Experience, Attributes and Skills. Mr. Carleton received a Bachelor of Science degree in Accounting from Colorado State University, where he currently is a member of the College of Business Global Leadership Council. He also is a member of the University of Colorado Sports and Entertainment Advisory Council and a member of the Board of Directors of United States Speedskating. In addition, Mr. Carleton was the Executive in Resident at the Colorado State University Business School for the 2011-2012 school year. Mr. Carleton brings to the Board, among his other skills and qualifications, financial and accounting expertise acquired while serving as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him with a number of skills, including leadership development and succession planning, risk assessment, and shareholder and government relations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE USING THE ENCLOSED WHITE PROXY CARD.

Other Directors

Scott S. Cowen has been a director of the Company since April 2014. Dr. Cowen serves as the Chair of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee. Dr. Cowen has been the president emeritus and distinguished University chair of Tulane University since July 2014. From July 1998 to July 2014, Dr. Cowen served as the president of Tulane University. While serving as president of Tulane University he led the school, as well as the City of New Orleans, through the aftermath of Hurricane Katrina and developed unique and exceptional skills in crisis management. In recognition of his leadership skills, he received the Carnegie Award for Academic Leadership, the TIAA-CREF Hesburgh Award for Leadership Excellence in Higher Education, and was named one of the “Ten Best College Presidents” in America by Time magazine. Prior to 1998, Dr. Cowen was dean at the Weatherhead School of Management at Case Western Reserve University, where he was also a professor for 23 years. Dr. Cowen is currently a board member of two other publicly-traded companies: Newell Rubbermaid, Inc., a consumer products corporation, where he has been a director since 1999, and Forest City Realty Trust, Inc. (formerly Forest City Enterprises), a real estate developer, where he has been a director since 1989. In addition, Dr. Cowen served as a board member of NACCO Industries, Inc., a publicly-traded mining, small appliances and specialty retail holding company, from May 2014 to August 2016 and American Greetings Corporation, formerly a publicly-traded greeting card company, from 1989 to 2013. Since January 2015, Dr. Cowen has been serving as a senior advisor for the Boston Consulting Group. In 2010, President Barack Obama appointed him to the White House Council for Community Solutions, which advised the President on the best ways to mobilize citizens, non-profits, businesses and government to address community needs. Dr. Cowen recently became a member of the Board of Trustees of Case Western Reserve University and the University of Notre Dame.

Qualifications, Experience, Attributes and Skills. Dr. Cowen has extensive academic and professional expertise in the areas of strategic financial management systems, corporate governance and leadership, including as a consultant with public companies in such areas and significant experience in retail and consumer business and crisis management, including in connection with the recovery from Hurricane Katrina.

William Dillard, II has been a director of the Company since November 1993. Mr. Dillard serves on the Corporate Governance and Nominating Committee and the Compensation Committee. Mr. Dillard has been the Chief Executive Officer of Dillard’s, Inc. (“Dillard’s”), a national department store and retailer of luxury goods, since May 1998 and he has been a director of Dillard’s since 1968. He was appointed Chairman of Dillard’s in

May 2002. Mr. Dillard is also a director of Acxiom Corporation (“Acxiom”), a company that provides marketing services focused on the use of technology.

Qualifications, Experience, Attributes and Skills. Mr. Dillard has a total of more than 40 years of executive and board-level experience, focused in the retail industry. He is also a director of Acxiom as well as Chief Executive Officer of Dillard’s. This experience in the retail industry allows Mr. Dillard to bring to the Board substantial knowledge of the retail sector.

Al Ferrara, Certified Public Accountant, has served as a director of the Company since September 2016. Mr. Ferrara serves on the Compensation Committee. Mr. Ferrara was previously the National Director of Retail & Consumer Products at BDO USA, LLP. Prior to that position, Mr. Ferrara worked at BDO USA, LLP in a variety of positions since 1994 and was a member of its Board of Directors from 2003 to 2010. Mr. Ferrara has provided services as a partner of public and private retail clients, including: Barnes & Noble, Inc., Aeropostale, Inc., Children’s Place, Inc., GameStop Corp., Kmart Corporation, Modells Sporting Goods, Inc., Deb Shops, Inc., A.C. Moore Incorporated, Sleepy’s, LLC, Syms Corporation, Camuto Group, Inc., J. McLaughlin (Seas Island Clothiers, LLC) and 1-800-Flowers.com, Inc. Previously, Mr. Ferrara served as the Northeast Regional Managing Partner at BDO USA, LLP from 2000 to 2003. Mr. Ferrara was also a director and BDO USA, LLP representative at Trenwith Capital, Inc. (now BDO Capital Advisors, LLC) from 2000 to 2015 and a member of the retail advisory board at Hilco Retail Consulting from 2013 to 2015.

Qualifications, Experience, Attributes and Skills. Mr. Ferrara has over 45 years of experience in public accounting and extensive knowledge of the retail industry along with SEC experience.

Paul B. Guenther has been a director of the Company since June 2015. Mr. Guenther serves as Chair of the Audit Committee. Mr. Guenther is the former President of Paine Webber Group, Inc. and also served on its board of directors. Mr. Guenther also serves as a director of ZAIS Group Holdings, a NASDAQ listed investment management company focusing on investments in specialized credit strategies. He also retired as a director of Guardian Life Insurance in December 2015, a Fortune 250 financial services company and one of the largest individual disability income insurance providers in the U.S. and was chairman of Community & Southern Holdings, a $4 billion Atlanta based bank sold in 2016. Mr. Guenther serves as the chairman of the executive committee at Lenox Hill Hospital and is a Director of Northwell, the parent of Lenox Hill and serves as a director of Fordham University, where he previously served as the Chairman of Board. Mr. Guenther has also served as chairman of the New York Philharmonic and is the former director of the Securities Industry Association and a former President and Director of Columbia’s Graduate School of Business Alumni Association.

Qualifications, Experience, Attributes and Skills. Mr. Guenther has expertise in managing large complex organizations. In addition, Mr. Guenther brings a sophisticated knowledge of finance to the Board, as well as a deep understanding of operations. Mr. Guenther is a Chartered Financial Analyst.

Leonard Riggio is the founder of the Company and has been Chairman of the Board and a principal stockholder since its inception in 1986. He served as Chief Executive Officer from 1986 through February 2002 and from December 2016 through April 2017. He was Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Booksellers, Inc. (B&N College, a subsidiary of the Company until August 2, 2015), one of the nation’s largest operators of college bookstores, from 1965 and until its acquisition by the Company in September 2009. From 1985 to February 2017, Mr. Riggio was a principal beneficial owner of MBS Textbook Exchange, Inc. (“MBS”), one of the nation’s largest wholesalers of college textbooks. He also served as a director of GameStop Corp. (“GameStop”), a national video game retailer from 2001 to 2011.

Qualifications, Experience, Attributes and Skills. Mr. Riggio has approximately 45 years of entrepreneurial and executive and board-level experience, resulting from his activities as (at various times) the founder, Chief Executive Officer, chairman of the board and significant stockholder of the Company, B&N

College, MBS and GameStop. This extensive experience allows Mr. Riggio to bring to the Board a deep insight into the operations, challenges and complex issues facing the Company and retail-oriented businesses in general.

Patricia L. Higgins has been a director of the Company since June 2006. Ms. Higgins is the Lead Independent Director and serves on the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Higgins was President, Chief Executive Officer and a director of Switch and Data Facilities Company, Inc., a leading provider of network interconnection and collocation services, from September 2000 to February 2004. Prior to that, she served as Chairman and Chief Executive Officer of The Research Board from May 1999 to August 2000 and Vice President and Chief Information Officer of Alcoa Inc. from January 1997 to April 1999. Ms. Higgins is also a director of Travelers, Dycom Industries and lnternap. During the previous five years, Ms. Higgins also served as a director of Delta Air Lines, Visteon and SpectraSite Communications. Ms. Higgins was a director of Barnes & Noble.com from 1999 to 2004.

Qualifications, Experience, Attributes and Skills. Ms. Higgins has over 30 years of technology experience, holding senior executive positions in telecommunications, computing and information technology. Ms. Higgins has had extensive board experience as a director of nine public companies, including as a member of six audit committees, chairing two; a member of six compensation committees, chairing one; a member of four governance/nominating committees, chairing one; and chairing one finance committee. This wide-ranging experience allows Ms. Higgins to bring to the Board a significant depth of understanding into the operation and management of public companies, including those in the technology sector.

CORPORATE GOVERNANCE

Meetings and Committees of the Board

The Board met 6 times during the Company’s 2017 fiscal year beginning on May 1, 2016 and ending on April 29, 2017 (“Fiscal 2017”). All directors attended at least 90% of all meetings of the Board, with the exception of Al Ferrara (who attended all four meetings occurring after he joined the Board), Kimberley A. Van Der Zon (who joined the Board after its last meeting of Fiscal 2017), Demos Parneros (who joined the Board after its last meeting of Fiscal 2017) and Mark D. Carleton.

Based on information supplied to it by the directors and the director nominees, the Board has affirmatively determined that each of Kimberley A. Van Der Zon, George Campbell, Jr., Mark D. Carleton, Scott S. Cowen, William Dillard, II, Al Ferrara, Paul B. Guenther and Patricia L. Higgins is “independent” under the listing standards of the New York Stock Exchange (the “NYSE”), and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship. In determining the independence of Dr. Campbell, the Board considered a charitable contribution made by Mr. Riggio to an educational institution with which Dr. Campbell’s wife is affiliated.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent registered public accountants, conferring with the independent registered public accountants concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below) and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit

Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out these functions of the Audit Committee, a copy of which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The members of the Audit Committee currently are Paul B. Guenther (Chair), Mark D. Carleton, George Campbell, Jr. and Patricia L. Higgins. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Guenther, Mr. Carleton, Dr. Campbell and Ms. Higgins each has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met 8 times during Fiscal 2017.

Compensation Committee. The principal function of the Compensation Committee is to review and approve the compensation and employment arrangements for the Company’s executive officers. The Compensation Committee is also responsible for administering various compensation plans of the Company. The members of the Compensation Committee currently are George Campbell, Jr. (Chair), Al Ferrara, Scott S. Cowen and Kimberley A. Van Der Zon. All members of the Compensation Committee meet the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Compensation Committee, which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Compensation Committee met 5 times during Fiscal 2017. In Fiscal 2017, as in prior years, the Compensation Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent consulting firm, to provide information, analyses and advice regarding executive compensation and other matters. For further discussion of the nature and scope of the independent compensation consultant’s assignment see the “Compensation Discussion and Analysis—Process for Determining Named Executive Officer Compensation—Retention of Consultants” section of this Proxy Statement.

Corporate Governance and Nominating Committee. The principal function of the Corporate Governance and Nominating Committee is to oversee the corporate governance of the Company. The Corporate Governance and Nominating Committee is also responsible for, among other things, identifying and evaluating individuals to serve as directors of the Company and recommending to the Board such individuals, evaluating the Board and management and recommending Board committee assignments. The members of the Corporate Governance and Nominating Committee currently are Scott S. Cowen (Chair), Patricia L. Higgins, Kimberley A. Van Der Zon and William Dillard, II. All members of the Corporate Governance and Nominating Committee meet the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, which is available on the Company’s website at www.barnesandnobleinc.com and is available in print to any stockholder who requests it in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. The Corporate Governance and Nominating Committee met 6 times during Fiscal 2017.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an employee of the Company, and none of them had a relationship requiring disclosure in this Proxy Statement under Item 404 of SEC Regulation S-K. None of the Company’s executive officers serves, or in Fiscal 2017 served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board or the Company’s Compensation Committee.

Director Qualifications and Nominations

Minimum Qualifications

The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.

The Company does not have a specific policy regarding the diversity of the Board. Instead, the Corporate Governance and Nominating Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Nominating Process

Although the process for identifying and evaluating candidates to fill vacancies and/or expand the Board will inevitably require a practical approach in light of the particular circumstances at such time, the Board has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board members, Company management, third-party search firms or other sources.

After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board.

When nominating a sitting director for re-election at an annual meeting, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board and its committees and the director’s qualifications in respect of the criteria referred to above.

Consideration of Stockholder-Nominated Directors

In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board at an annual stockholder meeting if submitted by a stockholder in a timely manner and in accordance with the advance notice provision of our by-laws. Any stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board;

•	A description of any arrangements or understandings between the candidate and the Company; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board.

In accordance with the charter of the Corporate Governance and Nominating Committee, in order for the Corporate Governance and Nominating Committee to consider a candidate submitted by a stockholder for election at a stockholder meeting, the Company must receive the foregoing information not less than 30 days, nor more than 60 days, prior to such meeting; provided, that if less than 40 days’ notice of such meeting is given to stockholders, the Company must receive the foregoing information no later than the 10th day following the day on which notice of the date of such meeting was mailed or publicly disclosed. The Company’s Corporate Secretary will promptly forward such materials to the Corporate Governance and Nominating Committee. The Company’s Corporate Secretary also will maintain copies of such materials for future reference by the Corporate Governance and Nominating Committee when filling Board positions.

Additionally, the Corporate Governance and Nominating Committee will consider stockholder-nominated candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Certain Board Policies and Practices

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines. The Board has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.barnesandnobleinc.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Board Leadership Structure

The Chairman of the Board is selected by the members of the Board. The positions of Chairman and Chief Executive Officer were separate from 2002 until August 2016, when Mr. Riggio became Chief Executive Officer of the Company. Mr. Riggio served as both Chairman and Chief Executive Officer during his tenure as Chief Executive Officer from August 2016 to April 2017. The positions of Chairman and Chief Executive Officer again became separate in April 2017, when Mr. Parneros became Chief Executive Officer. On April 27, 2016, the Company announced that Mr. Riggio intended to retire as Chairman of the Board following the Company’s annual meeting of stockholders held on September 14, 2016. However, following the departure of the Company’s former Chief Executive Officer, Mr. Ronald Boire, in August 2016, the Company and Mr. Riggio agreed that Mr. Riggio would postpone his retirement. In addition to continuing in his role as Chairman of the Board, Mr. Riggio assumed the role of the Company’s Chief Executive Officer until April 2017, when Mr. Parneros was appointed as the Company’s Chief Executive Officer. Mr. Riggio continues to serve as the Company’s Chairman and has no immediate intention to resign. The Board has determined that the current structure separating the positions of Chairman and Chief Executive Officer continues to be appropriate in that it enables Mr. Parneros to focus on his role as Chief Executive Officer of the Company while enabling the Chairman of the Board to provide leadership on policy at the Board level. Although the roles of Chief Executive Officer and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

In accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board meeting. In addition, the independent directors meet at least once a year in an executive session of only independent directors. Ms. Higgins is currently the Lead Independent Director.

Risk Oversight

The Board’s primary function is one of oversight. In connection with its oversight function, the Board oversees the Company’s policies and procedures for managing risk. The Board administers its risk oversight function primarily through its Committees. Board Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies and the Audit Committee reports to the Board on the Company’s enterprise risk assessment.

Communications Between Stockholders and the Board

Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All Board members are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All of the then-incumbent directors attended the 2016 annual meeting of stockholders, except Mr. Carleton.

Executive Officers

The Company’s executive officers as of August 4, 2017, as well as additional information with respect to such persons, are set forth in the table below.

Name	Age	Position
Leonard Riggio	76	Founder and Chairman of the Board
Demos Parneros	55	Chief Executive Officer
Allen W. Lindstrom	51	Chief Financial Officer
Mary Amicucci	49	Chief Merchandising Officer
Bradley A. Feuer	49	Vice President, General Counsel
Mary Ellen Keating	60	Senior Vice President of Corporate Communications and Public Affairs
Michelle Smith	64	Vice President of Human Resources
Frederic Argir	53	Vice President, Chief Digital Officer
William E. Wood	46	Chief Information Officer
Peter M. Herpich	47	Vice President, Corporate Controller and Principal Accounting Officer
Carl Hauch	50	Vice President of Stores

Information with respect to executive officers of the Company who also are a director or director nominee is set forth in “Information Concerning the Directors and the Board’s Nominees” above.

Allen W. Lindstrom has been Chief Financial Officer of the Company since July 2013. Prior to that, he served as Vice President, Corporate Controller of the Company from November 2007 to July 2013. From October 2011 to March 2012, Mr. Lindstrom also served as the interim Chief Financial Officer for the Company. Prior to joining the Company, Mr. Lindstrom was Chief Financial Officer at Liberty Travel, Inc. from April 2002 to November 2007. From April 2000 to April 2002, he was Financial Controller of The Museum Company, Inc. Prior to that, he held various positions at Toys “R” Us, Inc. from February 1993 to April 2000. Mr. Lindstrom is a Certified Public Accountant.

Mary Amicucci has been Chief Merchandising Officer of the Company since January 2016, where she is responsible for planning all merchandising initiatives for the company. Previously, Ms. Amicucci was Vice President, Adult Trade & Children’s Books, where she was responsible for leading the merchandising initiatives, marketing strategies, and buying staff for Adult Trade & Children’s Books, and overseeing the Merchandise Planning and Creative Departments. Ms. Amicucci joined the Company from The Children’s Place Retail Stores, Inc., where she held the position of Vice President, Planning and Allocation. She was responsible for the strategic development of the company’s sales, markdown, inventory management plans, and margin for 915 retail stores and the e-commerce business. In addition to her eight years at The Children’s Place, Ms. Amicucci also held buying positions for Kids and Teen clothing at May Company Department stores, Ames Department stores, and Maurices, Inc.

Bradley A. Feuer was appointed as the Company’s Vice President, General Counsel and Corporate Secretary in December 2013 after serving in an interim role since July 2013. From 2008 to 2013, Mr. Feuer served as the Vice President, Assistant General Counsel for the Company. Mr. Feuer joined the Company in 1999 and has worked across all departments within the organization. Prior to joining the Company, Mr. Feuer was an associate at the law firms of Weil, Gotshal and Manges LLP, and Brobeck Phleger & Harrison LLP.

Mary Ellen Keating joined the Company as Senior Vice President, Corporate Communications and Public Affairs in February 1998. Prior to that, she was an executive with Hill & Knowlton, Inc., a worldwide public relations firm, from 1991 to 1998, where she served as Executive Vice President and General Manager of Hill & Knowlton’s flagship New York office.

Michelle Smith became Vice President of Human Resources of the Company in November 1996. Ms. Smith joined the Company in September 1993 as Director of Human Resources. Ms. Smith is a member of the Society for Human Resource Management and serves on the National Retail Federation’s Committee on Employment Law.

Frederic Argir was appointed Vice President and Chief Digital Officer for Barnes & Noble, Inc., in July 2015. Mr. Argir joined the Company from Toys “R” Us, Inc., where he served as Chief Digital Officer since 2012. Prior to Toys “R” Us, Mr. Argir was Chief Information Officer at The Sports Authority, Inc. from 2011 to 2012. He also served as a consultant to Best Buy, Inc., where he collaborated on productivity and strategic technology investments. Mr. Argir also spent five years between 2004 and 2009 at Target Corporation as Vice President of Supply Chain Development. Additionally, he served on the Board of the Global Commerce Initiative from 2004 to 2009, Artspace from 2005 to 2009 and currently serves on the board of the Madison Square Boys and Girls Club.

William E. Wood was named Chief Information Officer for Barnes & Noble, Inc., in December 2015. He is responsible for the information technology, telecommunication networks and computer systems that support the Company, as well as for allocating and evaluating the effectiveness of overall technology resources and strategies, and developing new systems. Mr. Wood was previously Chief Information Officer at EZCORP, Inc., where in 2014 he led an organizational transformation in Information Technology and was named “2015 Austin IT Executive of the Year” by the Austin, Texas Society for Information Management. He has extensive experience in retail, with previous high-level IT roles at Bass Pro Shops, Brookstone, Inc. and Dollar General, Corporation. He also serves as an advisory board member for several companies including Zeppelin, Inc., and is a 10-year veteran of the United States Army. Mr. Wood has a Bachelor of Arts from Kent State University and an MBA from Vanderbilt University. He is also actively involved in several non-profit organizations.

Peter M. Herpich was appointed Vice President, Corporate Controller of the Company in October 2013 and Principal Accounting Officer of the Company in November 2013. From March 2010 to October 2013, Mr. Herpich was Vice President, Assistant Controller of the Company. From June 2004 to March 2010, he served as Director of Financial Reporting for the Company. Prior to that, he held various positions at the Company from January 1995 to June 2004. Mr. Herpich is a Certified Public Accountant.

Carl Hauch joined the Company as Vice President of Stores in July 2017. Mr. Hauch joined the Company from CityMD, where he served as Chief Operating Officer from January 2015 to March 2016, and as Senior Vice President of Operations from June 2014 to January 2015. Prior to CityMD, Mr. Hauch served as a consultant and board member to several early stage service companies from 2013 to June 2014. From 2008 to 2013, Mr. Hauch held various positions at Advance Auto Parts, Inc., including serving as Senior Vice President, National Operations and Customer Experience, and Senior Vice President, Human Resources. Prior to joining Advance Auto Parts, Mr. Hauch held various positions at Starbucks Coffee Company from 1994 to 2008, including serving as Vice President, Operations from 2005 to 2008, and as CEO of Starbucks Switzerland and Austria from 2003 to 2005.

The Company’s officers are elected annually by the Board and hold office at the discretion of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of July 26, 2017, unless otherwise indicated, by each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, by each director, by each director nominee, by each executive officer named in the Summary Compensation Table who was an executive officer as of July 26, 2017, unless otherwise indicated, and by all directors and executive officers of the Company as a group. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it. Unless otherwise indicated, the address of each person listed is c/o Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Leonard Riggio (2)	13,052,132	18.0%
BlackRock, Inc. (3)	6,753,519	9.3%
Dimensional Fund Advisors LP (4)	6,272,419	8.6%
The Vanguard Group (5)	5,940,876	8.2%
David Abrams (6)	5,918,775	8.2%
Daniel R. Tisch (7)	5,385,400	7.4%
Allen W. Lindstrom (8)	154,515	*
Jaime M. Carey**	151,781	*
William Dillard, II (9)	98,559	*
David Deason***	97,134	*
Patricia L. Higgins (9)	69,783	*
George Campbell, Jr. (9)	55,345	*
Scott S. Cowen (9)	43,055	*
Mark D. Carleton (9)	38,314	*
Mary Amicucci	25,508	*
Paul B. Guenther (9)	24,160	*
Al Ferrara (9)	10,958	*
William Wood	6,490	*
Demos Parneros	6,219	*
Ronald D. Boire****	—	—
Kimberley A. Van Der Zon	—	—
All directors and executive officers as a group (19 persons) (10)	13,828,262	19.0%

*	Less than 1%.

**	Former officer. Shares beneficially owned as of February 10, 2017. Of these shares, 38,122 are issuable upon the exercise of options.

***	Former officer. Shares beneficially owned as of July 17, 2017. Of these shares, 30,498 are issuable upon the exercise of options.

****	Former officer. Shares beneficially owned as of August 16, 2016.

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after July 26, 2017 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. As of July 26, 2017, there were 72,610,058 shares of Common Stock issued and outstanding (including shares of unvested restricted stock and shares held in the Company’s 401(k) Plan).

(2)	Includes (a) 2,316,668 shares owned by LRBKS Holdings, Inc. (a Delaware corporation beneficially owned by Mr. Riggio and his wife) and (b) 3,140,973 shares owned by The Riggio Foundation, a charitable trust established by Mr. Riggio, with himself and his wife as trustees.

(3)	This information is based upon a Schedule 13G filed with the SEC by BlackRock, Inc. As stated in such Schedule 13G, BlackRock, Inc. may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as 55 East 52nd Street, New York, New York, 10055.

(4)	This information is based upon a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP. As stated in such Schedule 13G, Dimensional Fund Advisors LP may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(5)	This information is based upon a Schedule 13G filed with the SEC by The Vanguard Group. As stated in such Schedule 13G, The Vanguard Group may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

(6)	This information is based upon a Schedule 13G/A filed with the SEC by David Abrams, Abrams Capital Partners II, L.P., Abrams Capital, LLC, Abrams Capital Management, LLC and Abrams Capital Management, L.P. As stated in such Schedule 13G, Mr. Abrams may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as 122 Fifth Avenue, New York, New York, 10011.

(7)	This information is based upon a Schedule 13G filed with the SEC by Daniel R. Tisch. As stated in such Schedule 13G, Daniel R. Tisch may be deemed to share beneficial ownership of the shares listed in the above table and to share the indirect power to vote and direct the disposition of such shares. The address of such persons is listed as 460 Park Avenue, New York, New York, 10022.

(8)	Of these shares, 53,371 are issuable upon the exercise of options.

(9)	Of these shares, 10,958 are shares of restricted stock.

(10)	Of these shares, 142,004 are issuable upon the exercise of options and 76,706 are shares of restricted stock.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis summarizes the material elements of the Company’s compensation programs for its named executive officers. As of the end of our Fiscal 2017, which ended on April 29, 2017, the Company’s named executive officers were:

Executive	Position
Demos Parneros (1)	Chief Executive Officer
Allen W. Lindstrom	Chief Financial Officer
David Deason (2)	Vice President, Development
William Wood	Vice President, Chief Information Officer
Mary Amicucci	Chief Merchandising Officer
Leonard Riggio (3)	Former Chief Executive Officer, Chairman of the Board and Founder
Ronald D. Boire (4)	Former Chief Executive Officer
Jaime M. Carey (5)	Former President, Development and Restaurant Group

(1)	On April 27, 2017, Mr. Parneros was promoted from Chief Operating Officer to Chief Executive Officer.

(2)	Mr. Deason resigned from the Company effective July 17, 2017. Mr. Deason currently serves as a consultant to the Company.

(3)	On August 16, 2016 in connection with the departure of Mr. Boire, Mr. Riggio assumed the role of Chief Executive Officer. On April 27, 2017, Mr. Riggio resigned as Chief Executive Officer, but remains Chairman of the Board.

(4)	On August 16, 2016, Mr. Boire terminated employment with the Company, as well as his service as a member of the Board.

(5)	On December 13, 2016, the Company announced that Mr. Carey would resign from the Company effective February 10, 2017. Mr. Carey is no longer an employee of the Company.

Executive Summary

Fiscal 2017 Business Performance Highlights

Fiscal 2017 proved to be a challenging year for the Company, with comparable store sales decreasing 6.3%, primarily due to lower store traffic. Conversely, online sales increased 3.7% benefiting from improvements the Company made to its website and increased promotions. To offset the total sales decline, the Company reduced costs by $137 million, enabling it to exceed prior year operating profits. Additionally, the Company opened three new concept stores in Fiscal 2017, with the goal of developing insights that can be used towards new store development, as well as within our existing store base.

The Company generated annual income of $22.0 million and consolidated annual EBITDA of $172 million in Fiscal 2017. (Consolidated annual EBITDA is a non-GAAP financial measure. See Appendix A for more information, including a reconciliation of consolidated annual EBITDA to Operating Income, which is the most comparable GAAP measure.) Included in Fiscal 2017 EBITDA were charges of $17.8 million, related to cost reduction initiatives and costs associated with the Chief Executive Officer departure.

During Fiscal 2017, the Company returned $67 million in cash to its shareholders, comprised of $44 million in dividends and $23 million through stock repurchases. Following the completion of its $50 million stock repurchase authorization, the Company’s Board of Directors authorized a new $50 million buyback in March, 2017.

The Compensation Committee carefully considered these achievements and the financial challenges faced by the Company in Fiscal 2017 in order to ensure that the compensation program for Fiscal 2017 adequately reflects the Company’s compensation philosophy.

Fiscal 2017 Compensation Highlights

During Fiscal 2017, we brought on a new chief executive officer. On August 16, 2016, the Board of Directors announced that Mr. Boire was leaving the Company and that its Executive Chairman, Leonard Riggio, who was scheduled to retire at the close of the Company’s 2016 annual meeting of stockholders would postpone his retirement until a later date. The Company immediately began an executive search for a new Chief Executive Officer. Mr. Riggio, along with other members of the executive management team, assumed Mr. Boire’s duties. On November 21, 2016, Demos Parneros joined the Company as Chief Operating Officer. On April 27, 2017, Mr. Riggio stepped down as Chief Executive Officer and Mr. Parneros was promoted to Chief Executive Officer. Mr. Parneros was also appointed to the Board, effective immediately, to hold office until the Company’s 2017 annual meeting of stockholders. Mr. Riggio continues to be a member of the Board and its Chairman.

Compensation for our named executive officers in Fiscal 2017 was closely aligned with performance and the Company’s business and talent strategies.

The performance-based annual incentive compensation program was redesigned for Fiscal 2017 to better align with the Company’s strategic initiatives.	For Fiscal 2017, payouts under the annual incentive compensation program were based 70% on financial goals, which were based 60% on Adjusted Consolidated EBITDA and 10% on the achievement of Retail Cost Reduction, and 30% on individual goals. This was an increase in the weighting of financial goals as compared to Fiscal 2016.

Payouts under the financial portion of the performance-based annual incentive compensation program were calculated using straight-line interpolation between threshold, target and maximum.	By using linear interpolation rather than the “step” approach of prior years, the Company was able to achieve finer calibration between pay and performance. In addition, eliminating the “step” approach mitigates the risk that management will act improperly to either increase payout to the next higher step or avoid falling to a lower step.

We exceeded our Fiscal 2017 Adjusted EBIT (earnings before interest and taxes) goal, which ensured our full annual incentive awards were tax deductible.	Achievement of the Fiscal 2017 Adjusted EBIT goal is a threshold performance requirement before any payments can be made under our annual incentive program for Fiscal 2017. Mr. Parneros did not participate in our annual incentive program in Fiscal 2017 because he was hired six months into the fiscal year.

We granted annual long-term equity incentive awards, half of which are performance based.	We continue making annual long-term equity incentive grants, with total target values divided equally between performance-based awards subject to the achievement of cumulative three-year financial goals and time-based awards. Mr. Riggio did not participate in our annual long-term equity incentive program.

We did not provide annual base salary increases to our named executive officers. Base salary increases are generally provided in connection with promotion or for increased responsibility and performance.	There were no annual base salary increases in Fiscal 2017. In connection with his promotion to Chief Executive Officer, Mr. Parneros received a base salary increase to become effective in Fiscal 2018.

Departing named executive officers have to forfeit unvested equity awards in certain terminations.	We did not accelerate the vesting of equity awards for the named executive officers who departed in Fiscal 2017. The named executive officers who departed in Fiscal 2017 forfeited all of their equity awards.

Compensation and Governance Best Practices

The Compensation Committee regularly reviews best practices in governance and executive compensation. The Company’s current best practices and policies include the following, which are described in more detail in this Compensation Discussion and Analysis.

What We Do

✓	Engage with Stockholders. We communicate regularly with our largest stockholders to obtain valuable feedback on the Company’s compensation programs and governance practices.

✓	Focus on Variable At-Risk Pay. We tie pay to short-term and long-term performance and our stock price. The Fiscal 2017 target total direct compensation of our currently employed named executive officers as a group, including Mr. Parneros but excluding Mr. Riggio, was, on average, approximately 57% variable at-risk compensation. The target total direct compensation of Mr. Parneros for Fiscal 2017 was determined based on his employment agreement when he was hired as Chief Operating Officer. The changes to target total direct compensation in connection with Mr. Parneros’s promotion to Chief Executive Officer went into effect at the beginning of Fiscal 2018. The Fiscal 2018 target total direct compensation for Mr. Parneros is approximately 82% variable at-risk compensation.

✓	Apply Multi-Year Vesting to Equity Incentive Awards. Under our long-term equity incentive program, awards vest over a three-year period following the grant date, subject to applicable service conditions and performance conditions with respect to 50% of the value of the grants.

✓	Use Performance Metrics Applicable to Company’s Performance. We mitigate compensation-related risk by using measures applicable to the Company’s performance in our annual and long-term incentive compensation programs.

✓	Provide Double-Trigger Severance Benefits. We provide double-trigger cash severance benefits to our named executive officers. In the event of a change of control, equity award vesting is provided to our named executive officers only in the event of a qualifying termination following a change of control. Equity awards do not vest solely in connection with a change of control.

✓	Conduct Periodic Risk Review. Our Compensation Committee conducts a periodic review of the Company’s compensation programs to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company.

✓	Utilize Structured Compensation Process. Our Compensation Committee employs a rigorous evaluation process in determining the level of payout to our named executive officers, including under the individual performance component of our annual incentive awards. Individual objectives relate to critical metrics and/or objectives that are able to be objectively evaluated.

✓	Retain an Independent Compensation Consultant. Our Compensation Committee directly retained FW Cook, its independent compensation consultant, to advise on our executive compensation programs. FW Cook performs no other services for the Company.

✓	Use Peer Group Evaluation. We evaluate our compensation peer groups periodically to align with investor expectations and changes in the Company’s business.

✓	Ensure Independence of Compensation Committee. Our Compensation Committee consists entirely of independent directors.

✓	Allow Clawbacks. Our Amended and Restated 2009 Incentive Plan allows the Compensation Committee to provide that cash and equity incentive awards granted under such plan be canceled or gains realized from such awards be forfeited or repaid, in the event of a financial restatement or in other similar circumstances.

✓	Maintain Hedging Policy. Our Board of Directors adopted, effective December 7, 2016, a hedging transaction policy disallowing directors, officers or employees or their designees from entering into any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of the Company held by such persons.

✓	Impose Stock Ownership Guidelines. Our Compensation Committee has adopted stock ownership guidelines for our named executive officers and certain other executive officers, which require such executives to accumulate and hold a meaningful level of stock ownership in the Company.

✓	Provide Limited Perquisites. We provide limited perquisites to our named executive officers.

✓	Offer Broad-Based Benefits. Our named executive officers are eligible for the same health and retirement benefits as other full-time employees.

What We Don’t Do

X	No Excise Tax Gross Ups on Change of Control Payments. We do not have any excise tax gross ups with respect to any change of control payments.

X	No Repricing. Our equity plan prohibits repricing or the buyout of underwater stock options or stock appreciation rights without stockholder approval.

X	No Discount Options. Our equity plan prohibits granting stock options or stock appreciation rights with a grant price less than the fair market value of the Common Stock on the date of grant.

Compensation Philosophy and Objectives

We Strive to Attract, Incentivize and Retain Talented Individuals. It is imperative that we attract, incentivize and retain individuals whose skills are critical to the current and long-term success of the Company.

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We pay competitively. The compensation program is designed to be competitive relative to the compensation provided by peer group companies. We generally consider market median compensation for our peer group and from certain competitive survey data when negotiating the employment arrangements of our named executive officers and assessing the competitiveness of executive compensation levels.

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Retention is a key objective of the compensation program. Because the implementation of the Company’s business strategy requires long-term commitments on the part of the named executive officers, and because competition for top talent is intense in the Company’s industry, retention is a key objective of the compensation program.

We Pay for Performance. We firmly believe that pay should be tied to performance. Superior performance enhances stockholder value and is a fundamental objective of the Company’s compensation program.

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We reward attainment of established goals. The compensation program is designed to reward the named executive officers for attaining established goals that require the dedication of their time, effort, skills and business experience to drive the success of the Company and the maximization of stockholder value.

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Performance-based annual incentive compensation is a key component of our compensation program. For Fiscal 2017, annual performance is rewarded through annual incentive awards (other than for Mr. Parneros) and is based on the Company’s Adjusted Consolidated EBITDA (as described below) and, other than in the case of our Chairman, Retail Cost Reduction (as described below) and the applicable individual named executive officer’s contribution to those results.

We Align Pay to Business Objectives and Long-Term Strategy. The compensation program is designed to reward and motivate the named executive officers’ Company-wide performance and, as described below, individual performance in attaining business objectives and maximizing stockholder value. Compensation decisions are based on the principle that the long-term interests of the named executive officers should be aligned with those of the Company’s stockholders.

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We grant incentive awards recognizing that the Company is undergoing a transition. Each of our two businesses—Retail and Digital—is currently undergoing significant transitions, and our stock price has experienced volatility relating to such transitions and the overall environment in our industry. The Compensation Committee therefore believes that awarding annual incentives in conjunction with regular annual long-term incentives allows the Company to incentivize executives to make decisions regarding such transitions that consider both the short-term and long-term impact of such decisions on the Company.

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We grant long-term equity incentive awards under our long-term equity incentive program. We use equity incentive awards as a recruitment and retention incentive and to align the interests of our named executive officers with stockholder interests. The Compensation Committee continues to grant awards under the annual long-term equity incentive program that was adopted in Fiscal 2015.

Pay Mix

Compensation for our named executive officers is weighted towards variable at-risk compensation, where actual amounts earned may differ from target amounts. Each of our named executive officers has a target performance-based annual incentive compensation opportunity that is assessed annually by the Compensation Committee to ensure alignment with the Company’s compensation objectives and market practice. Since Fiscal 2015, each of our named executive officers, other than Mr. Riggio who does not receive long-term equity compensation awards, has received annual awards under our long-term equity program that ultimately deliver value based on the returns realized by our stockholders, aligning the executive’s interests with those of our stockholders. In Fiscal 2017, each of our named executive officers, other than Mr. Riggio who does not receive long-term equity compensation awards, received a grant of equity incentive awards that vested over a three-year period following the date of grant. Fifty percent of the grant date value of each such award also was subject to performance vesting conditions.

The Fiscal 2017 target total direct compensation of our currently employed named executive officers as a group, including Mr. Parneros, but excluding Mr. Riggio, was, on average, approximately 57% variable at-risk compensation. The target total direct compensation of Mr. Parneros for Fiscal 2017 was determined based on his employment agreement when he was hired as Chief Operating Officer and the changes to target total direct compensation in connection with Mr. Parneros’s promotion to Chief Executive Officer went into effect at the beginning of Fiscal 2018. The Fiscal 2018 target total direct compensation for Mr. Parneros in Fiscal 2018 is approximately 82% variable at-risk compensation.

“Say-On-Pay” Results

At the Fiscal 2016 annual meeting of stockholders of the Company that was held on September 14, 2016, the stockholders approved, on an advisory basis, the Fiscal 2016 compensation of the Company’s named executive officers, which is commonly referred to as a “say-on-pay” proposal, by an affirmative vote of approximately 71.2% of the votes cast on the proposal. To further strengthen long-term alignment with our stockholders and their interests during Fiscal 2017, we communicated regularly with our largest stockholders to obtain valuable input and feedback on the Company’s executive compensation programs and governance practices, a practice we plan to continue. The terms of Mr. Parneros’s employment agreement and changes to the annual incentive plan reflect the Company’s ongoing commitment to respond to stockholder input and feedback. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers and will continue to seek and welcome feedback from individual and institutional stockholders. Moreover, the Company will continue to focus on aligning executive pay with building stockholder value and the achievement of short-term and long-term financial and strategic objectives.

Process for Determining Named Executive Officer Compensation

Roles of the Compensation Committee and Management in Compensation Decisions for the Named Executive Officers

The Compensation Committee has responsibility for establishing, implementing and overseeing the Company’s compensation program for the named executive officers, and reviews and approves the Company’s compensation philosophy and objectives and the compensation of the named executive officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive

Officer’s compensation, evaluates his performance in light of those goals and objectives and determines and approves his compensation level based on this evaluation. The Compensation Committee also annually reviews and approves the annual base salary levels, the annual incentive opportunity levels, the long-term equity incentive opportunity levels, the employment and severance agreements and any special or supplemental benefits, in each case, when and if appropriate, for each of the executive officers of the Company and any other executives of the Company with a title of Vice President (or above) reporting into the Chief Executive Officer. In addition, the Compensation Committee reviews and makes recommendations to the Board with respect to the compensation programs and policies applicable to the Company’s non-employee directors and officers, including incentive compensation plans and equity-based plans, and approves all new incentive plans and major benefit programs. The Compensation Committee also administers the Company’s long-term equity incentive plan.

The Compensation Committee annually reviews the performance of each of the Chairman and the Chief Executive Officer. The Chairman and/or the Chief Executive Officer annually review the performance of each of the other named executive officers. Their compensation recommendations following these reviews are presented to the Compensation Committee. If applicable, the Chairman’s compensation recommendations with respect to the Chief Executive Officer are presented to the Compensation Committee. The Chairman’s compensation is determined exclusively by the Compensation Committee, and the Chairman and the Chief Executive Officer do not make recommendations regarding their own compensation. The Compensation Committee considers all key elements of compensation separately and also reviews the full compensation package provided by the Company to the named executive officers. In accordance with the Company’s compensation philosophy and objectives, the Compensation Committee considers the compensation package provided to each of the named executive officers in light of: (a) the Company’s business performance; (b) each named executive officer’s experience, prior performance and anticipated future performance; (c) relative compensation among the named executive officers; (d) industry-wide business conditions; and (e) compensation provided by the Company’s peers. When approving equity awards, the Compensation Committee considers the size and vesting schedule of outstanding awards. Based on its judgment and expertise, the Compensation Committee may exercise its judgment to modify any or all recommended elements of compensation or awards to the named executive officers.

Retention of Consultants

The Compensation Committee has retained an independent compensation consultant. In order to ensure that the consultant’s advice to the Compensation Committee remains objective and is not unduly influenced by the Company’s management, the consultant reports to and takes direction from the Compensation Committee itself and not from the Company’s management. With the consent of the Compensation Committee, the consultant may contact the Company’s management for information necessary to fulfill its assignments, such as information regarding personnel responsibilities and compensation arrangements. The consultant may also, and frequently does, provide reports and presentations to and on behalf of the Compensation Committee that the Company’s management also receives. The Company’s management’s contact with the compensation consultant in this regard is at the Compensation Committee’s direction. All decisions with respect to the amount and form of director and executive compensation are made by the Compensation Committee alone, subject to the approval of the full Board with respect to the compensation of the directors, and may reflect factors and considerations other than the information and advice provided by the compensation consultant.

In Fiscal 2017, the Compensation Committee continued the engagement of FW Cook, an independent nationally recognized compensation consulting firm, to provide information, analyses and advice regarding executive compensation and other matters. During Fiscal 2017, FW Cook provided assistance on the operation of the annual incentive program, changes to the Compensation Committee charter and the expansion of the stock ownership guidelines. FW Cook does not provide other services to the Company in addition to providing compensation consulting services to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook, as required by both the SEC rules and the NYSE Listing Standards, and concluded that no conflict of interest exists with respect to its services to the Compensation Committee.

Review of Competitiveness

Compensation Peer Group. During Fiscal 2017, the Compensation Committee reviewed the pay practices for our named executive officers using the same 17-company peer group (“Compensation Peer Group”) established with respect to Fiscal 2016, when the peer group was updated to reflect the spin-off of our college business segment.

As shown in the table below, the peer group for Fiscal 2017 consists of a mix of specialty retail companies with an e-commerce presence, with median annualized revenues of $4.7 billion, slightly above the Company’s annualized revenues.

Barnes & Noble’s Fiscal 2017 Peer Group

Abercrombie & Fitch Co.

Advance Auto Parts, Inc.

American Eagle Outfitters, Inc.

Ascena Retail Group, Inc.

Bed Bath & Beyond Inc.

Big Lots, Inc.

Cabela’s Incorporated

Dick’s Sporting Goods, Inc.

Foot Locker, Inc.

GameStop Corp. GNC Holdings, Inc. The Michaels Companies, Inc. Outerwall Inc. Pier 1 Imports, Inc. Time Inc. Urban Outfitters, Inc. Williams-Sonoma, Inc.

In addition, the Compensation Committee considers market information based on retail industry survey data from Hay Group and general industry survey data from Willis Towers Watson (together, “Competitive Survey Data”). In Fiscal 2017, the Compensation Committee considered Competitive Survey Data generated in Fiscal 2015. Depending on the position being analyzed, the general industry survey data included between five and 126 company participants. The surveys do not provide sufficient detail to identify which survey company participants provided data for each position analyzed. All survey data are sized to be appropriate for the Company’s annual revenue when the analysis was conducted.

Competitiveness. The Compensation Committee does not set percentile goals for its executive compensation relative to any peer group. However, the Compensation Committee generally considers market median compensation for the Compensation Peer Group and the Competitive Survey Data when negotiating the employment arrangements of certain named executive officers and assessing the competitiveness of executive target total direct compensation levels.

Competitive market data is just one factor that the Compensation Committee considers in determining compensation levels for the named executive officers. In addition, the Compensation Committee considers: (a) the Company’s business performance; (b) each named executive officer’s job responsibilities, experience, prior performance and anticipated future performance; (c) relative compensation among the named executive officers; (d) industry-wide business conditions; and (e) the recommendations of the Chairman and the Chief Executive Officer; however, the Chairman and the Chief Executive Officer do not make recommendations with respect to their own compensation. In Fiscal 2017, the compensation of the named executive officers was determined by taking into account the terms and conditions of their respective employment arrangements, their respective principal job responsibilities and their roles in managing the Company’s businesses, as applicable.

Messrs. Parneros, Lindstrom, Wood, Riggio and Ms. Amicucci are parties to employment agreements or offer letters that specify certain levels of compensation. Mr. Deason is not a party to any such agreement, but is a party to a severance agreement. The compensation of Mr. Deason is determined based on compensation and benefits provided generally to employees at his level. Messrs. Boire and Carey were parties to employment agreements during their tenure with the Company that specified their compensation.

Key Elements of Compensation in Fiscal 2017

Consistent with the Compensation Committee’s compensation philosophy and objectives, the following elements made up the compensation of the named executive officers:

•	Base Salary

•	Annual Incentive Compensation

•	Long-Term Equity Incentive Compensation

•	Retirement, Other Benefits and Limited Perquisites

Base Salaries

The Company pays its named executive officers a base salary to provide them with a guaranteed minimum compensation level for their annual services. A named executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is a component of total direct compensation that is reviewed periodically for competitiveness relative to the total direct compensation paid to executive officers at peer group companies with comparable qualifications, experience and responsibilities, as discussed above.

In Fiscal 2017, the Compensation Committee did not approve salary increases for any of the named executive officers for compensation that was payable in Fiscal 2017.

The table below sets forth the base salaries of each named executive officer as of the end of Fiscal 2017 and Fiscal 2016.

	Base Salaries
Name	Final Base Salary in Fiscal 2016			Final Base Salary in Fiscal 2017
Demos Parneros	$	N/A	(1)	$900,000	(2)
Allen W. Lindstrom		$550,000		$550,000
David Deason		$560,000		$560,000
William Wood		$500,000		$500,000
Mary Amicucci		$525,000		$525,000
Leonard Riggio		$100,000		$100,000

(1)	Mr. Parneros was not an employee of the Company in Fiscal 2016.

(2)	Mr. Parneros’s base salary was $900,000 for Fiscal 2017. In connection with his promotion to the position of Chief Executive Officer, Mr. Parneros’s base salary was increased to $1,200,000, effective at the beginning of Fiscal 2018.

Annual Incentive Compensation

Overview. In Fiscal 2017, each of the named executive officers, other than Mr. Parneros, was granted an annual incentive award with a target opportunity expressed as a percentage of annual salary. In general, these incentive awards were structured so that achievement of an Adjusted EBIT* target was required for eligibility for any payout of the awards. Actual payout levels were then determined based on the achievement of Adjusted Consolidated EBITDA**, Retail Cost Reduction*** and individual goals. However, Mr. Riggio’s incentive award was not subject to the achievement of the Adjusted EBIT target because his compensation is not subject to certain tax deduction limitations and so his actual payout was based solely on the achievement of Adjusted Consolidated EBITDA. Solely with respect to Fiscal 2017, Mr. Parneros received an annual bonus equal to $450,000, subject to his continued employment through the date of payment of such annual bonus. In the case of Ms. Amicucci her incentive award was granted under the 2017 Incentive Compensation Plan, Vice President Merchandising. Beginning in Fiscal 2018, annual incentive awards granted to Mr. Parneros will be based on the achievement of corporate performance goals.

The annual incentive award granted to each of the named executive officers, other than Messrs. Parneros, Riggio and Ms. Amicucci, was granted in the form of cash-settled performance units, payable in accordance with the Amended and Restated 2009 Incentive Plan.

Messrs. Boire and Carey were each granted an annual incentive award but they forfeited their respective annual incentive awards as a result of their respective terminations of employment during Fiscal 2017 and therefore did not receive any payments in respect of their awards.

*	“Adjusted EBIT” is defined as the Company’s income from ongoing operations (excluding income on investments and foreign currency gains) on a consolidated basis, before deduction of interest payments and income taxes, as reported in the Company’s income statement for the applicable performance period, prior to accrual of any amounts for payment under the Fiscal 2017 annual incentive awards and, unless otherwise determined by the Compensation Committee, adjusted to eliminate the effects of charges for (a) restructurings, discontinued operations, acquisitions, divestitures, debt restructuring or early repayment, inventory or asset write-downs, severance costs incurred in connection with any restructuring, divestiture or reorganization, extraordinary items and other unusual or non-recurring items, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effect of tax or accounting changes or restatement, (d) non-routine litigation expenses such as derivative actions, and (e) net gains and losses on the disposal of assets and other non-operating income or expense items, in each case, as determined in accordance with generally accepted accounting principles and identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis with respect to the financial statements as filed with the SEC. (Adjusted EBIT is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted EBIT to Operating Income, which is the most comparable GAAP measure.)

**	“Adjusted Consolidated EBITDA” is defined as earnings before taxes, depreciation and amortization (on a Consolidated-basis), as reported in the Company’s audited financial statements, adjusted to exclude any costs, charges or expenses relating to, or resulting from, restructuring, asset impairments, severance, cost reduction programs, refinancing, reorganization, acquisitions, divestitures, asset disposals, discontinued operations, the cumulative effect of accounting changes or restatements, non-routine litigation, expenses, the separation or integration of any of the Company’s businesses, extraordinary, unusual or non-recurring items, and any unplanned events either not directly related to the operations of the Company, or not within the reasonable control of the Company’s management. (Adjusted Consolidated EBITDA is a non-GAAP financial measure. See Appendix A for a reconciliation of Adjusted Consolidated EBITDA to Operating Income, which is the most comparable GAAP measure.)

***	“Retail Cost Reduction Goals” is defined as the reduction in operating costs (a) achieved within the Retail business segment; (b) irrespective of accounting classification (i.e., Cost of Goods Sold (COGS), Selling General & Administrative (SG&A) or balance sheet); (c) measured from Fiscal 2016 to Fiscal 2017 levels, excluding the impact of Fiscal 2016 pro forma items as identified in the Company’s June 22, 2016 press release; (d) excluding any potential charges resulting from the implementation of cost reduction initiatives (including but not limited to severance); (e) excluding incremental investments in Café, Membership and e-Commerce initiatives; and (f) also subject to the same exclusions as defined within the Adjusted Consolidated EBITDA.

Threshold Performance Requirement. The cash-settled performance units granted to our named executive officers (other than Mr. Parneros, and Ms. Amicucci who did not receive them) had an Adjusted EBIT threshold of $9,010,000, which was established by the Compensation Committee in consultation with the Chairman and FW Cook during the first quarter of Fiscal 2017 (and was an increase from the Fiscal 2016 Adjusted EBIT threshold of negative $89,100,000), and was set to ensure a minimum level of performance for payment of annual incentives.

The Compensation Committee considers Adjusted EBIT to be an appropriate performance metric for performance units because it reflects the financial performance of the Company and aligns performance-based annual incentive compensation with the interests of stockholders. Following the close of Fiscal 2017, the Compensation Committee certified that the Company had achieved the Adjusted EBIT goal, which enabled the Compensation Committee to award annual incentive compensation to Messrs. Lindstrom, Deason and Wood. The Compensation Committee then applied the Adjusted Consolidated EBITDA, Retail Cost Reduction goals and individual performance goals, as discussed further below, to determine the actual payment amounts.

Fiscal 2017 Performance-Based Incentive Compensation Metrics. In establishing the target opportunity levels for Fiscal 2017 annual incentive compensation, the Compensation Committee took into consideration each of the named executive officer’s prior performance, anticipated future performance, and responsibilities, both within the Company and as compared to the responsibilities of similarly situated executives in the Compensation Peer Group. The Compensation Committee also considered the target opportunity necessary to achieve the competitive level of target total direct compensation that the Compensation Committee determined was necessary to incentivize and retain each of these named executive officers.

Incentive Compensation Plan, Home Office. Our named executive officers (other than Ms. Amicucci, who participates in the Incentive Compensation Plan, Merchandising described below) participate in the Incentive Compensation Plan, Home Office. The Compensation Committee chose Adjusted Consolidated EBITDA as the performance metric for named executive officers given their overall responsibility for the Company and because of the Company’s emphasis on viewing its operations on a consolidated “one Company” basis. The Company also chose Retail Cost Reduction as a performance metric (other than in the case of Messrs. Parneros and Riggio) to reflect the Company’s focus on cost savings in its retail operations (including the corporate functions that support such operations). In addition, the annual incentive opportunity of each of our named executive officers, other than Messrs. Parneros and Riggio, was subject to achievement of individual performance goals established by the Compensation Committee at the beginning of Fiscal 2017. The Compensation Committee established targets for the various performance financial metrics based on the Company’s prior year’s performance, the Board’s expectations for future performance and the Compensation Committee’s desire to appropriately motivate the executives.

Mr. Parneros’s Fiscal 2017 payout level was set forth in his employment agreement (which was entered into when Mr. Parneros joined the Company in November 2016 as our Chief Operating Officer) and, because Mr. Parneros’s employment commenced during the latter half of Fiscal 2017, was not based on the achievement of corporate performance goals. Beginning in Fiscal 2018, annual incentive awards granted to Mr. Parneros will be based on the achievement of corporate performance goals. Mr. Riggio’s Fiscal 2017 payout level is based solely on the attainment of the Adjusted Consolidated EBITDA target.

Set forth below is a chart showing the target annual incentive opportunities for our named executive officers for Fiscal 2017.

Name	Percent of Base Salary
Demos Parneros	N/	A (1)
Allen W. Lindstrom	75%
David Deason	40%
William Wood	60%
Mary Amicucci	60%
Leonard Riggio	150	% (2)

(1)	Pursuant to the terms of his employment agreement, Mr. Parneros received an annual bonus of $450,000 for Fiscal 2017.

(2)	Mr. Riggio was eligible for Fiscal 2017 performance-based annual incentive compensation with a target payout percentage of 150% of base salary and a maximum payout percentage of 150% of target, based solely on the attainment of the Adjusted Consolidated EBITDA target.

Set forth below is a chart showing the various performance metrics and their weighting relative to total award opportunity for the named executive officers who received cash-settled performance awards.

Percentage of Overall Award Opportunity
Adjusted Consolidated EBITDA	Retail Cost Reduction	Individual Performance Goals
60%	10%	30%

Incentive Compensation Plan, Home Office—Fiscal 2017 Performance Targets and Results. Set forth below are charts showing the payout scales for each performance metric on which the annual incentive compensation awards were based.

Consolidated		Retail Cost Reduction		Individual Goals
Level of Achievement of Adjusted Consolidated EBITDA Target	Payout Percentage (1)	Level of Achievement of Retail Cost Reduction Target	Payout Percentage (1)	Level of Achievement of Individual Goals	Payout Percentage (2)
75% (threshold)	50%	67% (threshold)	50%	0%	0%
100% (target)	100%	100% (target)	100%
125% (maximum)	150%	115% (maximum)	115%	100% (maximum)	100%

(1)	Payment amounts corresponding to levels of performance other than threshold, target and maximum levels were calculated on the basis of linear interpolation.

(2)	Payment amounts will be calculated based on an assessment of their level of achievement against goals.

Set forth below is a chart showing the target and actual Adjusted Consolidated EBITDA and Retail Cost Reduction results for the Company for Fiscal 2017. In establishing the target levels of achievement of the applicable performance metrics set forth below, the Compensation Committee looked to prior year targets and the key strategic objectives established at the start of performance period.

The chart below also shows how the Adjusted Consolidated EBITDA and Retail Cost Reduction results correlate to a percentage of target and translate into a percentage of target pay.

	Target ($) (in millions)	Actual ($) (in millions)	% of Target Achieved	% of Target Pay
Adjusted Consolidated EBITDA (1)	$230.3	$190.0	82.5%	65%
Retail Cost Reduction	$30.0	$49.1	163.7%	115%

(1)	Refer to Appendix A for reconciliation of Adjusted Consolidated EBITDA, which is a non-GAAP financial measure, to Operating Income, the most applicable GAAP measure.

Incentive Compensation Plan, Home Office—Fiscal 2017 Individual Performance Results. The Compensation Committee determined that the accomplishment of the Company’s strategic objectives during Fiscal 2017 and the operational challenges it faced, as well as the achievement of Retail Cost Reduction at 163.7%, represented extraordinary work for the named executive officers and specifically with respect to the individual performance goals established under the performance units for each of Messrs. Lindstrom, Deason and Wood. Additionally, the Compensation Committee noted that these named executive officers took important action during the year and accomplished significant positive results, relating to, among other things, the long-term strategy of the Company’s Digital business that favored the Company’s long-term transition strategy and stockholder value creation. The Compensation Committee specifically determined that each of the named executive officers had achieved the individual performance goals discussed below.

Mr. Lindstrom. The Compensation Committee noted Mr. Lindstrom’s leadership to remediate a significant tax deficiency by end of Fiscal 2017. He also restructured the Finance Department to improve performance and achieve efficiencies throughout the Company. Mr. Lindstrom also developed plans to further streamline Finance & Accounting functions from disparate decentralized modes to a centralized, shared services function.

Mr. Deason. The Compensation Committee recognized Mr. Deason’s work in managing the extension of over 140 leases with favorable terms for the Company. In addition, he spearheaded the design, development and construction of three “new concept” stores in Fiscal 2017. Two additional leases were executed for new stores anticipated to open during Fiscal 2018.

Mr. Wood. The Compensation Committee considered Mr. Wood’s management of the outsourcing of 12 departments without interruption of critical business functions that delivered savings above budgetary targets. Mr. Wood also implemented a Project Management Office to oversee procurement, project management and process improvements. Furthermore, he undertook an assessment of a potential shift to “the cloud” and determined the appropriate time for such a shift.

Taking into account these factors, the Compensation Committee determined that it was appropriate to pay out the individual performance goal-related portion for each of Messrs. Lindstrom, Deason and Wood at 100% of target.

Incentive Compensation Plan, Merchandising. Ms. Amicucci is responsible for the development and execution of the merchandizing strategy of all departments, including book, music, DVD, magazine and gift. Based on the scope of Ms. Amicucci’s duties and her individual capacity to affect the overall performance of the Company, the Compensation Committee set a target annual incentive for her at 60% of her base salary.

Ms. Amicucci’s award consists of the following components at the percentages indicated below:

Percentage of Overall Award Opportunity
Adjusted Retail EBITDA*	Retail Sales	bn.com Sales	Gross Margin Rate	Gross Margin Dollar	Inventory Turn
25%	30%	5%	10%	10%	20%

*	“Adjusted Retail EBITDA” is defined as earnings before interest, depreciation and amortization (with respect to the Retail business only) as reported in the Company’s audited financial statements, adjusted to exclude any costs, charges or expenses relating to, or resulting from, restructuring, asset impairments, severance, cost reduction programs, refinancing, reorganization, acquisitions, divestitures, asset disposals, discontinued operations, the cumulative effect of accounting changes or restatements, non-routine litigation, expenses, the separation or integration of any of the Company’s businesses, extraordinary, unusual or non-recurring items, and any unplanned events either not directly related to the operations of the Company, or not within the reasonable control of the Company’s management. See Appendix A for a reconciliation of Adjusted Retail EBITDA to Operating Income, which is the most comparable GAAP measure.)

Incentive Compensation Plan, Merchandising—Fiscal 2017 Performance Targets and Results. Set forth below are charts showing the payout scales for each performance metric on which Ms. Amicucci’s annual incentive compensation award was based.

Payout Scale for Adjusted Retail EBITDA

Performance Relative to Target	Payout Percentage (1)
115% of Target or more	150%
100% of Target	100%
75% of Target	50%
Less than 75% of Target	0%

(1)	Payment amounts corresponding to levels of performance other than threshold, target and maximum levels were calculated on the basis of linear interpolation.

Payout Scale for Retail Sales, bn.com Sales and Gross Margin Dollar

Performance Relative to Budgeted Levels	Payout Percentage
Greater than 110.00%	150%
108.01% to 110.00%	140%
106.01% to 108.00%	130%
104.01% to 106.00%	120%
102.01% to 104.00%	110%
100.00% to 102.00%	100%
99.01% to 99.99%	90%
98.01% to 99.00%	80%
97.00% to 98.00%	70%

Payout Scale for Gross Margin Rate

Performance Relative to Budgeted Levels	Payout Percentage
Greater than 2.50	150%
2.01 to 2.50	140%
1.51 to 2.00	130%
1.01 to 1.50	120%
0.51 to 1.00	110%
0.00 to 0.50	100%
(0.25) to (0.01)	90%
(0.50) to (0.26)	80%

Payout Scale for Total Inventory Turn

Performance Relative to Budgeted Levels	Payout Percentage
Greater than 110.00%	120%
105.01% to 110.00%	110%
100.00% to 105.00%	100%
97.00% to 99.99%	90%

Set forth below is a chart showing the target and actual Adjusted Retail EBITDA result for the Company for Fiscal 2017. In establishing the target levels of achievement, the Compensation Committee looked to prior year target and the key strategic objectives established at the start of performance period. The chart below also shows how the Adjusted Retail EBITDA result correlates to a percentage of target and translates into a percentage of target pay.

	Target ($) (in millions)	Actual ($) (in millions)	% of Target Achieved	% of Target Pay
Adjusted Retail EBITDA (1)	$265.0	$203.5	76.8%	53.6%

(1)	Refer to Appendix A for reconciliation of Adjusted Retail EBITDA, which is a non-GAAP financial measure, to Operating Income, the most applicable GAAP measure.

As indicated above, the Company’s Adjusted Retail EBITDA was 76.8% of target, which resulted in a payout percentage of 53.6%. Additionally, Ms. Amicucci received a portion of her annual incentive compensation that is based on her individual performance targets. Set forth below is a chart showing the target and actual award for the portions of Ms. Amicucci’s incentive compensation that are based on Adjusted Retail EBITDA and her individual performance goals, including the actual level of payment for each.

Components	Weighting	Target Pay ($)	% of Target Pay Achieved (%)	Actual Pay ($)
Adjusted Retail EBITDA	25%	$78,750	53.6%	$42,210
Retail Sales	30%	$94,500	0%	$0
bn.com Sales	5%	$15,750	0%	$0
Gross Margin Rate	10%	$31,500	90%	$28,350
Gross Margin Dollar	10%	$31,500	0%	$0
Total Inventory Turn	20%	$63,000	0%	$0

	100%	$315,000	22.4%	$70,560

Fiscal 2017 Annual Incentive Compensation Payment Amounts. Set forth below is a chart showing target, maximum, and actual annual incentive compensation for each of the named executive officers.

Name	Target Incentive as a % of Salary	Payout Range as a % of Target	Target Incentive Compensation Award	Maximum Incentive Compensation Award	Actual Award	Actual Award as a % of Target
Demos Parneros	N/A	N/A	$450,000	$450,000	$450,000	—
Allen W. Lindstrom	75%	0-131.5%	$412,500	$542,438	$332,063	80.5%
David Deason	40%	0-131.5%	$224,000	$294,560	$180,320	80.5%
Mary Amicucci	60%	0-144.0%	$315,000	$453,600	$70,560	22.4%
William Wood	60%	0-131.5%	$300,000	$394,500	$241,500	80.5%
Leonard Riggio	150%	0-150.0%	$150,000	$225,000	$97,500	65.0%

Long-Term Equity Incentive Compensation

Overview. In Fiscal 2016, the Compensation Committee implemented a long-term equity incentive program to align the interests of our named executive officers with stockholders’ interests and to aid in recruitment and retention by providing a regular annual long-term equity grant practice. Award values are determined based on market data for specialty retail companies with an e-commerce presence and the grant amounts are at the levels necessary, in combination with target cash compensation, to be competitive with what executives in similar positions who work at specialty retail companies with an e-commerce presence receive. Under this program, 50% of a named executive officer’s target award is in the form of time-based restricted stock units and 50% is in the form of performance-based restricted stock units (“PSUs”).

Mr. Parneros received his long-term incentive awards with respect to Fiscal 2017 upon the commencement of his employment with the Company, as provided in his employment agreement. Messrs. Boire and Carey were granted equity awards under the long-term incentive compensation program with respect to Fiscal 2017, but in connection with their respective terminations of employment during Fiscal 2017, each of them forfeited their respective equity awards.

Overview of Time-Based Restricted Stock Units. In Fiscal 2017, each of the named executive officers, other than Mr. Riggio, was granted time-based restricted stock units (“RSUs”) under the Amended and Restated 2009 Incentive Plan. These awards vest in equal annual installments over three years on the date specified in the RSU agreement subject to the named executive officer’s continued employment, except if the named executive officer’s employment is terminated due to his death or disability or by the Company without “cause” following a change of control (as defined in the Amended and Restated 2009 Incentive Plan), in which case all restrictions with respect to any unvested RSUs will lapse. The named executive officer will be entitled to receive an amount in cash or stock equal to any cash or stock dividends, as applicable, paid with respect to the number of shares of Common Stock underlying the RSUs. Any such cash or stock dividends or other distributions will be distributed to the named executive officer when the underlying RSU vests.

Fiscal 2017 Grants of Time-Based Restricted Stock Units. Set forth below is a chart showing the number of RSUs granted to each applicable named executive officer.

Name	Grant Date Fair Value ($) (1)	RSUs (#)
Demos Parneros	$338,977	29,605
Allen W. Lindstrom	$299,994	23,923
David Deason	$224,993	17,942
William Wood	$224,993	17,942
Mary Amicucci	$224,993	17,942

(1)	Grant Date Fair Value is based on the closing price of the Common Stock on the date of grant.

Overview of Performance-Based Restricted Stock Units

In Fiscal 2017, each of the named executive officers, other than Mr. Riggio, was granted performance-based restricted stock units (“PSUs”) under the Amended and Restated 2009 Incentive Plan. The maximum number of PSUs that may be paid out with respect to each grant is 150% of the target number of PSUs. The PSUs are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Accordingly, vesting of a PSU is contingent upon the achievement of certain performance metrics during the performance period beginning on May 1, 2016 and ending on April 27, 2019, however settlement of such PSUs will be contingent on continued employment on the applicable settlement date, which will be no later than August 15, 2019.

For each of the awards, 50% will vest based on the Adjusted Consolidated EBITDA* performance level achieved during the performance period and 50% will vest based on the Adjusted Consolidated Revenue** performance level achieved during the performance period.

*	“Adjusted Consolidated EBITDA” is Consolidated EBITDA, adjusted to exclude the effect of charges for (a) restructurings, discontinued operations, acquisitions, divestitures, debt restructuring or early repayment, inventory or asset write-downs, severance costs incurred in connection with any restructuring, divestiture or reorganization, extraordinary items and other unusual or non-recurring items, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effect of tax or accounting changes or restatement, (d) non-routine litigation expenses such as derivative actions, and (e) net gains and losses on the disposal of assets and other non-operating income or expense items, in each case, as determined in accordance with generally accepted accounting principles and identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis with respect to the financial statements as filed with SEC.

**	“Adjusted Consolidated Revenue” is Consolidated Revenue, adjusted to exclude the effects of charges for (a) restructurings, discontinued operations, acquisitions, divestitures, debt restructuring or early repayment, inventory or asset write-downs, severance costs incurred in connection with any restructuring, divestiture or reorganization, extraordinary items and other unusual or non-recurring items, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the cumulative effect of tax or accounting changes or restatement, (d) non-routine litigation expenses such as derivative actions, and (e) net gains and losses on the disposal of assets and other non-operating income or expense items, in each case, as determined in accordance with generally accepted accounting principles and identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis with respect to the financial statements as filed with the SEC.

The Compensation Committee established the threshold, target and maximum performance levels based on the Board’s expectations for future performance and the Compensation Committee’s desire to appropriately motivate the executives. The Compensation Committee believes that threshold performance will be difficult to achieve and that target and maximum will be progressively more difficult to achieve.

Depending on the achievement of the performance metrics, payout levels with respect to the PSUs will be determined as follows:

Adjusted Consolidated Revenue (Performance Relative to Target)	Payout Percentage (1)	Adjusted Consolidated EBITDA (Performance Relative to Target)	Payout Percentage (1)
Less than 75%	0%	Less than 60%	0%
75%	50%	60%	50%
100%	100%	100%	100%
Greater than or equal to 115%	150%	Greater than or equal to 125%	150%

(1)	Payment amounts corresponding to levels of performance other than threshold, target and maximum levels will be calculated on the basis of linear interpolation.

Fiscal 2017 Grants of Performance-Based Restricted Stock Units. Set forth below is a chart showing the number of PSUs granted at target to each applicable named executive officer.

Name	Grant Date Fair Value ($) (1)	PSUs (#)
Demos Parneros	$338,977	29,605
Allen W. Lindstrom	$299,994	23,923
David Deason	$224,993	17,942
William Wood	$224,993	17,942
Mary Amicucci	$224,993	17,942

(1)	Grant Date Fair Value is based on the closing price of the Common Stock on the date of grant.

One-Time Cash Awards

Pursuant to retention agreements entered into with the Company in Fiscal 2014, Mr. Deason and Ms. Amicucci also received one-time payments of $377,775 and $132,221, respectively, in Fiscal 2017 as a result of remaining continuously employed by the Company through February 7, 2017. These retention awards were provided in lieu of the grant of long-term equity incentive compensation awards, as a result of certain equity award limits adopted by the Company.

The Compensation Committee, based on the recommendation from the Chairman, awarded Ms. Amicucci a one-time discretionary award of $183,015 in recognition of her work and leadership in the planning of the new stores and managing inventory.

Other Components of Compensation

Retirement Benefits. Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The 401(k) plan provides the Company’s named executive officers and other employees with a means for accumulating tax-deferred savings for retirement purposes. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Code, the contribution of any participating employee is limited to the lesser of 75% of annual salary before taxes or a maximum dollar amount ($18,000 for 2017), subject to a $6,000 increase for participants who are age 50 or older. The amount of the Company’s matching payments for each of the named executive officers is set forth in Note 6 to the Summary Compensation Table.

Limited Perquisites and Other Compensation. The Company does not have a formal program providing perquisites to its named executive officers. Instead, Messrs. Parneros and Lindstrom are (or, in the case of

Messrs. Boire & Carey, were) entitled to limited perquisites as set forth in their employment arrangements. Certain named executive officers are entitled to receive supplemental life and disability insurance, a car allowance or temporary housing. The Company provides perquisites to provide for the financial security of named executive officers and their families and to enhance their business efficiency.

The perquisites and other compensation received by the named executive officers are set forth in Note 6 of the Summary Compensation Table.

Deferred Compensation. The Company established an Executive Deferred Compensation Plan in 2003 to permit executives to defer the issuance of shares of Company Stock in connection with the exercise of Company stock options. No amounts have been deferred under the Executive Deferred Compensation Plan since 2004 and, during Fiscal 2017, Mr. Riggio was the only participant in the plan. Mr. Riggio’s benefit under the plan was fully vested at all times. The Company terminated the Executive Deferred Compensation Plan and its related trust, effective March 15, 2017, and distributed Mr. Riggio’s benefit thereunder.

The payments received by Mr. Riggio in connection with the termination of the Executive Deferred Compensation Plan are set forth below in the table entitled “Nonqualified Deferred Compensation”.

Severance and Change of Control Payments and Benefits. The employment agreement, offer letter or severance agreement, as applicable, of each of Messrs. Parneros, Lindstrom, Wood and Ms. Amicucci provides for certain severance payments and benefits upon termination of employment by the Company without “cause” or, in the case of Messrs. Parneros and Lindstrom, by the named executive officer for “good reason” (including upon termination within two years following a change of control). The triggering events that would result in the severance payments and benefits and the amount of those payments and benefits were selected to provide these named executive officers with financial protection upon loss of employment in order to support our executive retention goals and to enable them to focus on the interests of the Company and its stockholders in the event of a potential change of control. When the agreements were entered into, the triggering events and amounts were considered to be competitive with severance protection being offered by other companies with which we compete for highly-qualified executives.

The compensation that could be received by each of the named executive officers upon termination or change of control is set forth in the Potential Payments Upon Termination or Change of Control Table. In the case of Messrs. Boire and Carey, the compensation set forth in the Potential Payments Upon Termination or Change of Control Table is the compensation they actually received upon their termination.

Clawback Policy. Cash and equity awards granted under the Company’s Amended and Restated 2009 Incentive Plan may provide that such awards will be canceled, or that a named executive officer or other employee will forfeit any gains realized on the vesting or exercise of such awards or repay gains previously realized under such awards, under certain circumstances, including in the event the Compensation Committee determines that the named executive officer or other employee engaged in fraud or other conduct contributing to a financial restatement or violated any Company clawback policy as in effect on the date the award was granted, or to the extent necessary to address the requirements of applicable law.

Hedging Policy. Our hedging transaction policy disallows directors, officers or employees or their designees from entering into any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of the Company held by such persons.

Stock Ownership Guidelines. The Compensation Committee adopted stock ownership requirements for named executive officers and certain other executive officers to encourage such executives to hold a meaningful stake in the Company and thereby demonstrate the alignment of their interests with those of the stockholders. The stock ownership requirements, as revised in Fiscal 2016, apply to the Chief Executive Officer, Chief

Financial Officer, Chief Operating Officer and any other executive officer whose base salary is $500,000 or greater. They are expressed as a multiple of base salary as follows:

Position	Multiple of Salary
Chief Executive Officer	3X
Chief Financial Officer	1X
Chief Operating Officer	1X
Other Executives	1X

Each executive subject to such guidelines is required to provide a statement of Common Stock owned annually, and is required to retain at least 50% of net shares of Common Stock received upon exercise of stock options or vesting of restricted stock, restricted stock units or PSUs until the applicable stock ownership level has been achieved. Shares of Common Stock actually owned by the executive, beneficially owned shares held indirectly and shares held in the Company’s 401(k) plan count toward compliance with these requirements. Messrs. Lindstrom and Deason satisfied their ownership requirement and our other named executive officers are making progress toward achieving their ownership requirement.

Employment Agreements with the Named Executive Officers

For a summary of the material terms of the employment agreements, offer letters and severance agreement with the named executive officers that affect the amounts set forth in the tables following this Compensation Discussion and Analysis, see the discussion in the “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table” section of this Proxy Statement.

Tax Implications

In making its compensation determinations, the Compensation Committee considers the potential impact of Section 162(m) of the Code, which disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its three other highest-paid officers employed at the end of the fiscal year (other than its chief financial officer) unless generally (a) the compensation is payable solely on account of the attainment of performance goals, (b) the performance goals are determined by a committee of two or more outside directors, (c) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (d) the determining committee certifies that the performance goals were met. To be eligible to pay certain types of compensation on a deductible basis to its executives, the Company obtained stockholder approval for the Amended and Restated 2009 Incentive Plan, which provides for the payment of compensation in compliance with Section 162(m) of the Code, and the Compensation Committee administers this plan in a manner intended to comply with Section 162(m) of the Code. However, it is possible that one or more grants under this plan may not qualify as performance-based awards as may be determined by the Internal Revenue Service. Additionally, in certain circumstances, the Company may determine that it is in the best interests of the stockholders to pay awards or other compensation (including salaries) that do not qualify as performance-based compensation under Section 162(m) of the Code.

Compensation Committee Report

The Compensation Committee on July 13, 2017 reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee as of that date recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee as of July 13, 2017

George Campbell, Jr. (Chair)

Scott S. Cowen

Al Ferrara

Kimberley A. Van Der Zon

OTHER COMPENSATION RELATED INFORMATION

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Demos Parneros	2017	$398,077	$1,050,000	$677,954	$—	$—	$131,112	$2,257,143
Chief Executive Officer

Allen W. Lindstrom	2017	$550,000	$—	$599,988	$332,063	$—	$36,073	$1,518,124
Chief Financial Officer	2016	$545,385	$—	$599,952	$360,938	$—	$36,734	$1,543,009
	2015	$516,923	$—	$—	$423,150	$—	$36,159	$976,232

David Deason	2017	$560,000	$377,775	$449,986	$180,320	$—	$11,193	$1,579,274
Vice President, Development	2016	$556,923	$377,775	$449,950	$196,000	$—	$14,116	$1,594,764

William Wood	2017	$500,000	$—	$449,986	$241,500	$—	$225,070	$1,416,556
Vice President, Chief Information Officer

Mary Amicucci	2017	$525,000	$315,236	$449,986	$70,560	$—	$8,105	$1,368,887
Vice President, Chief Merchandising Officer

Leonard Riggio	2017	$100,000	$—	$—	$97,500	$859,192	$71	$1,056,763
Former Chief Executive Officer, Chairman	2016	$100,000	$—	$—	$112,500	$—	$97	$212,597
	2015	$100,000	$—	$—	$175,500	$44,707	$102	$320,309

Ronald D. Boire	2017	$369,231	$—	$—	$—	$—	$4,834,485	$5,203,716
Former Chief Executive Officer	2016	$780,000	$1,770,000	$5,999,997	$—	$—	$42,809	$8,592,806

Jaime M. Carey	2017	$571,635	$—	$—	$—	$—	$1,178,119	$1,749,754
Former President of Development and Restaurant Group	2016	$705,769	$—	$749,935	$458,789	$—	$16,193	$1,930,686

(1)	This column represents base salary earned.

(2)	This column represents bonuses paid. Pursuant to Mr. Parneros’s employment agreement, he was entitled to a one-time sign-on bonus of $600,000. Also, pursuant to his employment agreement, Mr. Parneros was entitled to an annual incentive compensation payment of $450,000. For additional information, see the discussions in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, Annual Incentive Compensation” section of this Proxy Statement. Pursuant to their respective February 2014 retention agreements, Mr. Deason and Ms. Amicucci each received a retention bonus of $377,775 and $132,221, respectively, for remaining continuously employed by the Company through February 7, 2017. In addition, Ms. Amicucci received a discretionary bonus of $183,015 in recognition of her work and leadership in the planning of the new stores and managing inventory. For additional information, see the discussions in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, One-Time Cash Awards.”

(3)	This column represents the aggregate grant date fair value of stock awards granted in Fiscal 2017 and Fiscal 2016, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”). There were no awards granted to the named executive officers in Fiscal 2015. If maximum performance of 150% of target was achieved with respect to PSUs granted to Messrs. Parneros, Lindstrom, Deason and Wood and Ms. Amicucci, the grant date value would be, respectively, $508,466, $449,992, $337,489, $337,489, and $337,489 based on the closing price of Common Stock on the date of grant.

(4)	This column represents the dollar value of performance-based annual incentive compensation earned for performance in Fiscal 2017, Fiscal 2016 and Fiscal 2015, respectively. For Fiscal 2017, the Company was below target levels for the Company overall and the Retail business segment, but achieved maximum payout for Retail Cost Reduction metric. For Fiscal 2016, the Company was below target levels for its Retail business and for the Company overall. For Fiscal 2015, the Company exceeded its performance targets under the performance-based annual incentive compensation awards granted to its named executive officers. For additional information, see the discussions in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, Annual Incentive Compensation” section of this Proxy Statement.

(5)	This column represents earnings by Mr. Riggio under the Company Executive Deferred Compensation Plan.

(6)	This column represents the value of all other compensation, as detailed in the table below:

	All Other Compensation Table
Name	Fiscal Year	Long-Term Disability Insurance	Life and AD&D Insurance	Car Allowance (a)	401(k) Company Match	Miscellaneous Compensation (b)	Severance (c)	Total Other Income
Demos Parneros	2017	$9,351	$164	$9,000	$—	$112,597	$—	$131,112
Allen W. Lindstrom	2017	$5,187	$2,732	$18,000	$10,154	$—	$—	$36,073
David Deason	2017	$—	$393	$—	$10,800	$—	$—	$11,193
William Wood	2017	$—	$393	$—	$17,523	$207,154	$—	$225,070
Mary Amicucci	2017	$—	$393	$—	$7,712	$—	$—	$8,105
Leonard Riggio	2017	$—	$71	$—	$—	$—	$—	$71
Ronald D. Boire	2017	$—	$131	$—	$8,754	$—	$4,825,600	$4,834,485
Jaime M. Carey	2017	$—	$328	$30,000	$4,465	$—	$1,143,326	$1,178,119

(a)	For Mr. Carey this includes payments with respect to the car allowance of $15,000 through the executive officer’s termination date. This also includes a one-time payment of $15,000 to Mr. Carey for his car allowance with respect to Fiscal 2016 that was paid in Fiscal 2017.

(b)	Mr. Parneros received a benefit of $112,597 in connection with temporary housing. Mr. Wood received a relocation benefit of $207,154, which includes a $15,000 relocation stipend.

(c)	Mr. Boire received severance payments based on the terms of his employment agreement with the Company, as modified by the release agreement he entered into with the Company on October 26, 2016. Pursuant to his employment agreement, upon his resignation for “good reason” Mr. Carey received severance payments and benefits pursuant to his employment agreement with the Company. For more information about Messrs. Boire’s and Carey’s severance payments and benefits, see the discussion below in the “Employment Agreements with the Named Executive Officers—Severance and Change of Control Benefits” section of this Proxy Statement.

The Company compensates Messrs. Parneros, Lindstrom, Deason, Wood and Riggio and Ms. Amicucci (and previously compensated, in the case of Messrs. Boire and Carey) taking into account the terms of their respective employment agreements and offer letters, as applicable, and the information reported in the Summary Compensation Table reflects the terms of such arrangements. For more information about the named executive officers’ employment agreements and offer letters, see the discussion below in the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Named Executive Officers—General Provisions” section of this Proxy Statement.

Grants of Plan-Based Awards Table

The following Grants of Plan-Based Awards Table accompanies the Summary Compensation Table and provides additional detail regarding grants of plan-based awards (such as equity award grants of time-based restricted stock units and PSUs and grants of cash-based performance units under the Amended and Restated 2009 Incentive Plan) during Fiscal 2017.

Grants of Plan-Based Awards in Fiscal 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity-Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum (2) ($)	Threshold (#)	Target (#)	Maximum (#)
Demos Parneros	11/21/16	—	—				29,605	338,977
	11/21/16			14,803	29,605	44,408		338,977
Allen W. Lindstrom	7/14/16	412,500	542,438				23,923	299,994
	7/14/16			11,962	23,923	35,884		299,994
David Deason	7/14/16	224,000	294,560				17,942	224,993
	7/14/16			8,971	17,942	26,913		224,993
William Wood	7/14/16	300,000	394,500				17,942	224,993
	7/14/16			8,971	17,942	26,913		224,993
Mary Amicucci	7/14/16	315,000	453,600				17,942	224,993
	7/14/16			8,971	17,942	26,913		224,993
Leonard Riggio	7/14/16	150,000	225,000	—	—	—	—	—
Ronald D. Boire	7/14/16	2,400,000	3,600,000				143,540	1,799,992	(5)
	7/14/16			71,770	143,540	215,310		1,799,992	(5)
Jaime M. Carey	7/14/16	543,750	715,031				29,904	374,996	(6)
	7/14/16			14,952	29,904	44,856		374,996	(6)

(1)	These columns represent the threshold payout level, target payout level and maximum payout level for the performance units granted under the Amended and Restated 2009 Incentive Plan to Messrs. Lindstrom, Deason, Wood, Boire and Carey, under the 2017 Incentive Compensation Plan, Vice President Merchandising for Ms. Amicucci, and for the performance-based annual incentive compensation award to Mr. Riggio. Mr. Parneros received a guaranteed annual incentive bonus for Fiscal 2017. For additional information regarding the Company’s performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, Annual Incentive Compensation” section of this Proxy Statement.

(2)	The maximum amounts shown in the column reflect values derived from each executive’s target incentive compensation percentage of salary. For additional information regarding the Company’s performance-based annual incentive compensation program, see the discussion in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, Annual Incentive Compensation” section of this Proxy Statement.

(3)	PSUs were granted on July 14, 2016 and vest based on continued employment and the achievement of certain financial goals between May 1, 2016 and April 27, 2019. Threshold amounts represent the number of awards that will vest based on achievement of threshold performance goals, target amounts represent the number of awards that will vest based on achievement of target performance goals and maximum amounts represent the number of awards that will vest based on achievement of maximum performance goals. For additional information regarding the grant of PSUs, see the discussion in the “Compensation Discussion and Analysis—Key Elements of Compensation in Fiscal 2017, Long-Term Equity Incentive Compensation” section of this Proxy Statement.

(4)	Grant of time-based restricted stock units, vesting in approximately three equal installments on the anniversary of their respective grant dates for each of the years 2017 to 2019.

(5)	Pursuant to the release agreement Mr. Boire entered into with the Company on October 26, 2016 in connection with his termination of employment, these stock awards were subsequently forfeited.

(6)	Pursuant to Mr. Carey’s release agreement, these stock awards were subsequently forfeited upon his resignation for “good reason”.

For additional information relevant to the awards that are shown in the above table (including a discussion of the performance criteria established and the actual payouts, if applicable, under such awards), please see the discussion in the “Compensation Discussion and Analysis—Key Elements of Compensation” section of this Proxy Statement.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Employment Agreements with the Named Executive Officers—General Provisions

The Company has entered into employment agreements or offer letters with each of the named executive officers (other than Mr. Deason, who is a party to a severance agreement with the Company). The compensation of each of the named executive officers is based on their employment agreements or offer letters, as applicable, as well as their job responsibilities. On November 17, 2016, the Company entered into an employment agreement with Mr. Parneros, which was amended on April 27, 2017 in connection with his promotion to Chief Executive Officer and the term of his employment will continue for the period ending on April 27, 2020, and, following April 27, 2020, renew each year automatically for one year unless either party gives notice of non-renewal at least 90 days prior to the automatic renewal date. Effective as of December 23, 2013, the Company entered into an employment agreement with Mr. Lindstrom, and the initial term of his employment continued for a period of three years thereafter, and currently renews each year automatically for one year unless either party gives notice of non-renewal at least 90 days prior to the automatic renewal date. Effective as of November 23, 2015, Mr. Wood entered into an offer letter with the Company that does not include a fixed term of employment. Effective as of May 12, 2010, the Company entered into an employment agreement with Mr. Riggio. Under his employment agreement, Mr. Riggio’s initial term of employment continued for a period of one year and is now renewed each year automatically for one year unless either party gives notice of non-renewal at least 90 days prior to the automatic renewal date. Mr. Deason’s severance agreement, dated February 11, 2014, does not have a fixed term. Mr. Boire’s employment with the Company terminated on August 16, 2016, and in Fiscal 2017 he received a termination payment pursuant to the release agreement that he entered into with the Company on October 26, 2016. Mr. Carey’s employment with the Company terminated on February 10, 2017, and in Fiscal 2017 he received severance payments based on the terms of his employment agreement with the Company.

Pursuant to their employment agreements or offer letters, as applicable, the annual base salaries of Messrs. Parneros, Lindstrom, Wood and Riggio and Ms. Amicucci could be no less than $900,000 ($1,200,000 commencing in Fiscal 2018), $500,000, $500,000, $100,000, and $525,000 respectively, during the terms of their employment. In Fiscal 2017, Mr. Parneros received a $300,000 base salary increase effective Fiscal 2018 in connection with his promotion from Chief Operating Officer to Chief Executive Officer, resulting in a base salary of $1,200,000 commencing in Fiscal 2018. Pursuant to the initial terms of his employment agreement, with respect to Fiscal 2017, Mr. Parneros was entitled to an annual incentive compensation payout equal to $450,000. Beginning in Fiscal 2018, Mr. Parneros is entitled to a minimum target annual incentive compensation award of 150% of his base salary. Each of Messrs. Lindstrom, Wood and Ms. Amicucci is entitled to a minimum target annual incentive compensation award of 75%, 60% and 60%, respectively, of each executive’s base salary. Mr. Riggio is entitled to a minimum target annual incentive compensation award of no less than 150% of his base salary. Under their respective employment agreements, Messrs. Boire and Carey received, prior to their terminations of employment, a base salary that was no less than $1,200,000 and $725,000, respectively, and Mr. Boire was entitled to a minimum target annual incentive compensation award of 200% of base salary, while Mr. Carey was entitled to a minimum target annual incentive award of 75% of annual base salary. The employment agreements or offer letters of each of Messrs. Parneros, Lindstrom, Wood, Riggio and

Ms. Amicucci also provide (and, in the case of Messrs. Boire and Carey, provided) that they are eligible for grants of equity-based awards under the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan. With respect to Fiscal 2017, Mr. Parneros received a grant of 29,605 time-based restricted stock units and 29,605 PSUs in connection with the execution of his employment agreement. Beginning in Fiscal 2018, Mr. Parneros is entitled to an annual stock grant with an aggregate target value of 300% of his base salary. Such stock grant will be comprised of the same types of awards granted to other executive officers, with the same terms and conditions of such awards. With respect to Fiscal 2017, Mr. Wood was granted long-term incentive awards with a grant date fair value of $450,000, 50% of which were in the form of time-based restricted stock units and 50% of which were in the form of PSUs.

The employment agreement or offer letter, as applicable, for Messrs. Parneros and Lindstrom provide (and, in the case of Messrs. Boire and Carey, provided) for certain limited perquisites, including, in the case of Messrs. Parneros and Lindstrom, a $1,500 monthly car allowance and $2,500,000 and $1,000,000 of life insurance policies, respectively, and long-term disability (providing for monthly payments of $12,800) payable during the disability period through the earlier of death or the attainment of age 65. Under their respective employment agreements or offer letters with the Company, Messrs. Parneros, Lindstrom, Riggio, Boire and Carey are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition covenant applies during each executive’s employment and for the two-year period (in the case of Messrs. Parneros, Riggio and Boire) and one-year period (in the case of Messrs. Lindstrom, Wood and Carey), following the executive’s termination of employment. The non-solicitation covenants apply during each executive’s employment and for the two-year period (in the case of Messrs. Parneros, Riggio and Boire) and one-year period (in the case of Messrs. Lindstrom, Wood and Carey) following the executive’s termination of employment, and the confidentiality and non-disparagement covenants apply during the term of each executive’s respective employment agreement and at all times thereafter.

Employment Agreements with the Named Executive Officers—Severance and Change of Control Benefits

The employment agreement, offer letter or severance agreement, as applicable, of Messrs. Parneros, Lindstrom, Deason and Wood and Ms. Amicucci provides (and, in the case of Messrs. Boire and Carey, provided) that each such named executive officer’s employment may be terminated by the Company upon death or disability or for “cause”, and, in the case of the employment agreement for Messrs. Parneros, Lindstrom, Boire and Carey, by the named executive officer without “good reason”. If the employment of Messrs. Parneros, Lindstrom, Deason and Wood and Ms. Amicucci is terminated (and, in the case of Messrs. Boire and Carey, was terminated) upon death or disability, by the Company for “cause” or by such named executive officer without “good reason”, the named executive officer is (and, in the case of Messrs. Boire and Carey, was) entitled to payment of base salary through the date of death, disability or termination of employment. Mr. Riggio’s employment agreement does not provide for any severance benefits.

If the employment of Messrs. Parneros and Lindstrom is terminated (and, in the case of Messrs. Boire and Carey, was terminated) by the Company without “cause” or by such named executive officer for “good reason”, such named executive officer is entitled, provided he signs a release of claims against the Company, to lump-sum severance equal to two times (or, in the case of Messrs. Lindstrom and Carey, one times) the sum of (a) annual base salary, (b) the average annual incentive compensation paid to him with respect to the preceding three completed years (or, in the case of Mr. Parneros, such number of completed years beginning on May 1, 2016 and ending on the date of termination and in the case of Mr. Boire, such number of completed years beginning on May 1, 2015 and ending on the date of termination) and (c) aggregate annual benefits costs. In addition, the equity-based awards granted to Messrs. Parneros and Lindstrom pursuant to their current employment agreements and any time-based restricted stock units granted on an annual basis would vest immediately upon a termination of employment by the Company without “cause” or by the named executive officer for “good reason”.

If the employment of Messrs. Wood or Deason or Ms. Amicucci is terminated, in the case of Mr. Deason, by the Company without “cause”, and, in the case of Mr. Wood and Ms. Amicucci, for any reason other than voluntary resignation or termination by the Company without “cause”, the applicable named executive officer is entitled to severance equal to one times annual base salary subject, in the case of Ms. Amicucci and Mr. Deason, to the delivery of a release of claims against the Company.

Mr. Boire’s employment with the Company terminated as of August 16, 2016, and he received termination payments based on the terms of his offer letter with the Company, as modified by the release agreement he entered into with the Company on October 26, 2016. Under the terms of his offer letter, Mr. Boire was entitled to receive lump-sum severance equal to two times the sum of (a) annual base salary, (b) the annual incentive compensation paid to him with respect to the preceding year and (c) the aggregate annual cost of benefits. In addition, pursuant to his offer letter, Mr. Boire was entitled to accelerated vesting of his equity awards pursuant to his employment agreement, but those amounts were forfeited under the terms of his release agreement. As a result, Mr. Boire received a severance payment equal to $4,825,600 and forfeited the value related to the accelerated vesting of his equity awards.

Mr. Carey resigned for “good reason” on December 7, 2016 and ended employment with the Company on February 10, 2017. He received a lump-sum severance equal to $1,143,326, which represents one times the sum of (a) his annual base salary, (b) his average annual incentive compensation paid to him with respect to the preceding three completed years and (c) the aggregate annual cost of benefits.

If the employment of Messrs. Parneros or Lindstrom is terminated (and, in the case of Messrs. Boire and Carey, was terminated) by the Company without “cause” or by such named executive officer for “good reason” within two years (or, in the case of Mr. Lindstrom, the remainder of the named executive officer’s term of employment under his employment agreement, whichever is longer) following a “change of control” of the Company, each of Messrs. Parneros and Lindstrom is entitled (and, in the case of Messrs. Boire and Carey, was entitled), to lump-sum severance equal to three times (or in the case of Messrs. Lindstrom and Carey, two times) the sum of (a) annual base salary, (b) the average annual incentive compensation paid to the named executive officer with respect to the preceding three completed years (or in the case of Mr. Parneros, such number of completed years beginning on May 1, 2016 and ending on the date of termination and in the case of Mr. Boire, such number of completed years beginning on May 1, 2015 and ending on the date of termination) and (c) aggregate annual benefits costs. In addition, equity awards then held by Mr. Parneros will vest. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, they would be reduced if such reduction would result in a greater after-tax benefit to the named executive officer. Messrs. Wood and Deason and Ms. Amicucci have not been provided with enhanced change in control severance benefits and each of them would therefore be eligible to receive the severance payments described above in the event of his or her termination without “cause” following a “change in control”.

In the event of a change of control, unless otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award, such award will continue in accordance with its applicable terms and will not be accelerated. Under the time-based restricted stock unit award agreements, if the holder were terminated other than for “cause” at any time following a change of control, then the unvested time-based restricted stock units underlying the award would immediately vest. Upon a change of control, the performance metrics applicable to PSUs will cease to apply and the performance metrics will be deemed achieved at the greater of the target level performance or actual level of performance, as determined by the Compensation Committee, in its sole discretion and the PSUs will vest at the end of the performance period subject to the Participant’s continuous employment through the payment date, except that the PSUs will immediately vest if the holder were terminated other than for “cause” at any time following a change of control. Under the Amended and Restated 2009 Incentive Plan, “change of control” generally means any of the following: (a) during any period of 24 consecutive months, a change in the composition of a majority of the Company’s directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent directors; (b) the consummation of certain mergers or consolidations of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, following which the Company’s then-current stockholders cease to own more than 50% of the combined voting power of the surviving entity; or

(c) the acquisition by a third party (other than Mr. Riggio and his affiliates) of 40% or more of the combined voting power of the then-outstanding voting securities of the Company. Under the time-based restricted stock unit award agreements and the PSU award agreements executed under the Amended and Restated 2009 Incentive Plan, “cause” generally means (i) a material failure by the holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the holder failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (ii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

The estimated payments to be made by the Company to the named executive officers in the event of a change of control are set forth below in the table entitled “Potential Payments Upon Termination or Change of Control”.

Employment Agreements—Defined Terms

“Cause”, for purposes of the employment agreements, offer letters and severance agreement, generally means any of the following: (a) the named executive officer’s engaging in intentional misconduct or gross negligence that, in either case, is injurious to the Company; (b) the named executive officer’s indictment, entry of a plea of nolo contendere or conviction by a court of competent jurisdiction with respect to any crime or violation of law involving fraud or dishonesty (with the exception of misconduct based in good faith on the advice of professional consultants, such as attorneys and accountants) or any felony (or equivalent crime in a non-U.S. jurisdiction); (c) any gross negligence, intentional acts or intentional omissions by the named executive officer that constitute fraud, dishonesty, embezzlement or misappropriation in connection with the performance of the named executive officer’s duties and responsibilities; (d) the named executive officer’s engaging in any act of intentional misconduct or moral turpitude reasonably likely to adversely affect the Company or its business; (e) the named executive officer’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects the named executive officer’s job performance; (f) the named executive officer’s willful failure or refusal to properly perform the duties, responsibilities or obligations of the named executive officer’s service for reasons other than disability or authorized leave, or to properly perform or follow any lawful direction by the Company provided that, in the case of Mr. Boire, written notice of such failure, and reasonable opportunity to cure such failure, was provided by the Company; or (g) the named executive officer’s material breach of the agreement or of any other contractual duty to, written policy of, or written agreement with, the Company, provided that, in the case of Mr. Boire, written notice of such breach, and reasonable opportunity to cure such breach, was provided by the Company.

“Change of control”, for purposes of the employment agreements (other than Mr. Riggio’s, whose employment agreement does not have a “change of control” definition), generally means any of the following: (a) the acquisition by any person or group (other than the named executive officer or his or her affiliates or Mr. Riggio or any of his heirs or affiliates) of 40% or more of the Company’s voting securities; (b) the Company’s directors immediately prior to a merger, consolidation, liquidation, sale of assets or contested election of a Company director, cease within two years thereafter to constitute a majority of the Board; or (c) the Company’s directors immediately prior to a tender or exchange offer for the Company’s voting securities cease within two years thereafter to constitute a majority of the Board.

“Good reason”, for purposes of the employment agreements (other than Mr. Riggio’s, whose agreement does not have a “good reason” definition), generally means any of the following: (a) a material diminution of authority, duties or responsibilities; (b) a greater than 10% reduction in base salary (or, in the case of Mr. Parneros, any reduction in annual base salary or, in the case of Messrs. Parneros and Boire, a greater than 25% reduction in his annual target bonus); (c) the relocation of the Company’s principal executive offices to a location more than 50 miles from New York City; or (d) a failure by the Company to make material payments under the agreement.

Description of Plan-Based Awards

See the discussions in the “Compensation Discussion and Analysis—Key Elements of Compensation, Annual Incentive Compensation” section of this Proxy Statement and the “Compensation Discussion and Analysis—Key Elements of Compensation, Long-Term Equity Incentive Compensation” section of this Proxy Statement for a description of the non-equity incentive plan awards and equity based awards reported in the “Grants of Plan-Based Awards in Fiscal 2017” table.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by the Company’s named executive officers as of April 29, 2017:

Outstanding Equity Awards at Fiscal 2017 Year End

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
		Exercisable		Unexercisable
Demos Parneros	—	—		—	—	—	11/21/2016	29,605	$253,123
							11/21/2016	29,605	$253,123
Allen W. Lindstrom	11/15/2011	53,371		—	$10.35	11/14/2021	07/14/2016	23,923	$204,542
							07/14/2016	23,923	$204,542
							07/15/2015	10,834	$92,631
							07/15/2015	16,250	$138,938
David Deason	11/15/2011	30,498		—	$10.35	11/14/2021	07/14/2016	17,942	$153,404
							07/14/2016	17,942	$153,404
							07/15/2015	8,127	$69,486
							07/15/2015	12,187	$104,199
William Wood	—	—		—	—	—	07/14/2016	17,942	$153,404
							07/14/2016	17,942	$153,404
							01/04/2016	16,667	$142,503
Mary Amicucci	—	—		—	—	—	07/14/2016	17,942	$153,404
							07/14/2016	17,942	$153,404
							07/15/2015	4,064	$34,747
							07/15/2015	6,093	$52,095
Leonard Riggio	—	—		—	—	—	—	—	—
Ronald D. Boire	—	—		—	—	—	—	—	—
Jaime M. Carey	11/15/2011	38,122	(3)	—	$10.35	11/14/2021	—	—	—

(1)	This column represents outstanding grants of time-based restricted stock units and PSUs. Set forth in the table below are the remaining vesting dates of all time-based restricted stock units and PSUs:

Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Vesting Dates
Demos Parneros	11/21/2016	29,605	9,868 on 07/14/2017, 9,868 on 07/14/2018 and 9,869 on 07/14/2019
	11/21/2016	29,605	29,605 on 07/14/2019
Allen W. Lindstrom	07/14/2016	23,923	7,974 on 07/14/2017, 7,974 on 07/14/2018 and 7,975 on 07/14/2019
	07/14/2016	23,923	23,923 on 07/14/2019
	07/15/2015	10,834	5,416 on 07/15/2017 and 5,418 on 07/15/2018
	07/15/2015	16,250	16,250 on 07/15/2018
David Deason	07/14/2016	17,942	5,980 on 07/14/2017, 5,981 on 07/14/2018 and 5,981 on 07/14/2019
	07/14/2016	17,942	17,942 on 07/14/2019
	07/15/2015	8,127	4,063 on 07/15/2017 and 4,064 on 07/15/2018
	07/15/2015	12,187	12,187 on 07/15/2018
William Wood	07/14/2016	17,942	5,980 on 07/14/2017, 5,981 on 07/14/2018 and 5,981 on 07/14/2019
	07/14/2016	17,942	17,942 on 07/14/2019
	01/04/2016	16,667	8,333 on 01/04/2018 and 8,334 on 01/04/2019
Mary Amicucci	07/14/2016	17,942	5,980 on 07/14/2017, 5,981 on 07/14/2018 and 5,981 on 07/14/2019
	07/14/2016	17,942	17,942 on 07/14/2019
	07/15/2015	4,064	2,031 on 07/15/2017 and 2,033 on 07/15/2018
	07/15/2015	6,093	6,093 on 07/15/2018

(2)	Market values have been calculated using a stock price of $8.55, which was the closing price of Common Stock on April 28, 2017, the last trading day of Fiscal 2017.

(3)	Pursuant to Mr. Carey’s release agreement, this stock award was subsequently forfeited on May 10, 2017.

Option Exercises and Stock Vested in Fiscal 2017

		Option Awards		Stock Awards
Name	Fiscal Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Demos Parneros	2017	—	—	—	—
Allen W. Lindstrom	2017	—	—	69,590	$796,550
David Deason	2017	—	—	42,818	$420,102
Mary Amicucci	2017	—	—	10,925	$112,785
William Wood	2017	—	—	8,333	$94,996
Leonard Riggio	2017	—	—	—	—
Ronald D. Boire	2017	—	—	—	—
Jaime M. Carey	2017	—	—	57,601	$584,633

(1)	The amounts in this column are calculated by multiplying the number of shares vested by the closing price of Common Stock on the date of vesting.

Non-qualified Deferred Compensation

Name	Executive Contributions in Fiscal 2017	Company Contributions in Fiscal 2017	Aggregate Earnings in Fiscal 2017	Aggregate Withdrawals/ Distributions		Aggregate Balance at end of Fiscal 2017
Leonard Riggio	$0	$0	$859,192	$31,974,012	(1)	$0

(1)	The amount referenced in the Non-qualified Deferred Compensation table, above, represents distributions to Mr. Riggio from the Company’s Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan permitted executives to defer the issuance of shares of Company Stock in connection with the exercise of Company stock options. In Fiscal 2017, no amounts were deferred under the Executive Deferred Compensation Plan and Mr. Riggio was the only participant in the plan. Mr. Riggio’s benefit under the plan was fully vested at all times. The Executive Deferred Compensation Plan was terminated, effective March 15, 2017, and Mr. Riggio’s benefit thereunder was distributed in Fiscal 2017 in connection with such termination.

Potential Payments Upon Termination or Change of Control

Event	Demos Parneros	Allen W. Lindstrom	David Deason	Mary Amicucci	William Wood	Leonard Riggio (1)	Ronald D. Boire (2)	Jaime M. Carey (2)
Involuntary Termination or Voluntary Termination with Good Reason
Cash severance payment (3)	$2,782,386	$970,648	$560,000	$525,000	$500,000	$—	$4,825,000	$1,143,326
Accelerated equity-based awards (4)	$253,123	$—	$—	$—	$—	$—	$—	$—

Total	$3,035,509	$970,648	$560,000	$525,000	$500,000	$—	$4,825,000	$1,143,326
Death
Cash severance payment	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated equity-based awards (4)	$506,246	$640,652	$480,493	$393,650	$449,311	$—	$—	$—
Health benefits (5)	$3,927	$5,783	$5,783	$1,852	$5,783	$1,852	$—	$—

Total	$510,173	$646,435	$486,276	$395,502	$455,094	$1,852	$—	$—
Disability
Cash severance payment	$—	$—	$—	$—	$—	$—	$—	$—
Accelerated equity-based awards (4)	$506,246	$640,652	$480,493	$393,650	$449,311	$—	$—	$—
Health benefits (6)	$10,068	$10,068	$10,068	$6,951	$10,068	$6,951	$—	$—

Total	$516,314	$650,720	$490,561	$400,601	$459,379	$6,951	$—	$—
Change of Control with Involuntary Termination (without Cause) or Termination with Good Reason
Cash severance payment (3)	$4,173,579	$1,941,296	$560,000	$525,000	$500,000	$—	$—	$—
Accelerated equity-based awards (4)	$506,246	$640,652	$480,493	$393,650	$449,311	$—	$—	$—

Total	$4,679,825	$2,581,948	$1,040,493	$918,650	$949,311	$—	$—	$—

(1)	Mr. Riggio’s employment agreement does not provide for any severance payments. Accordingly, any severance payments would be provided at the Board’s discretion.

(2)	For Messrs. Boire and Carey, the amounts in the table below reflect the actual severance benefits they received upon termination of employment with the Company, effective as of August 16, 2016 and February 10, 2017, respectively.

(3)

In the case of Messrs. Parneros and Lindstrom cash severance is equal to the product of (a) the sum of (i) the named executive officer’s annual base salary, (ii) the average of annual incentive compensation actually paid to the named executive officer with respect to the three completed years preceding the date of termination (or, in the case of Mr. Parneros, such number of completed years beginning on May 1, 2016 and ending on the date of termination) and (iii) the aggregate annual cost of benefits, multiplied by (b) the named executive officer’s severance multiple as follows: one times (or, in the case of Mr. Parneros, two times) for non-change of control and two times (or, in the case of Mr. Parneros, three times) for change of control. In the case of Messrs. Deason and Wood and Ms. Amicucci cash severance is equal to one times the named executive officer’s annual base salary, for both non-change of control and change of control terminations. Mr. Parneros’s salary increase in connection with his promotion to Chief Executive Officer was not effective until Fiscal 2018 and this represents two times his salary as of the end of Fiscal 2017.

(4)	This row represents the value of time-based restricted stock unit awards and PSU awards that would automatically vest upon certain terminations or, in certain circumstances, in connection with a change of control. Except as provided below, in the event of a change of control, unless otherwise provided by the applicable award agreement, if the successor company assumes or substitutes an outstanding equity award, such award will continue in accordance with its applicable terms and not be accelerated, and, in the case of PSUs, performance metrics will be deemed to be achieved at the greater of target or actual level performance upon the change of control and PSUs will remain outstanding subject only to continued service-based vesting conditions. The amounts in this row assume deemed achievement of target performance levels. Absent a change of control, in the event of voluntary termination, termination for “cause” or resignation for any reason other than “good reason”, each time-based restricted stock unit award and PSU award will be forfeited. Furthermore, except as provided below, in the event of a termination without “cause” by the successor company at any time following a change of control, or in the event of the holder’s death or disability, each time-based restricted stock unit award and PSU award will immediately vest. The time-based restricted stock units granted to Mr. Parneros pursuant to his employment agreement upon his commencement of employment with the Company will vest immediately upon a termination without “cause” or by the named executive officer for “good reason”.

(5)	Following the termination of a named executive officer’s employment due to death, the Company provides the named executive officer’s spouse three months of premiums for medical and dental insurance in accordance with COBRA.

(6)	Following the termination of a named executive officer’s employment due to disability, the Company provides the named executive officer a seven-month subsidy for premiums for medical and dental insurance in accordance with COBRA.

For the table above, the amount of potential payments to the named executive officers in the event of a termination of their employment in connection with a change of control were calculated assuming that a change of control occurred on April 29, 2017 and each named executive officer’s employment terminated on that date without “cause” or for “good reason”. Since April 29, 2017 was not a business day, the closing price of Common Stock on April 28, 2017 was used.

For a summary of the provisions of the employment agreements, offer letters and severance agreement with the named executive officers that were effective as of April 29, 2017 and the outstanding equity awards that were held by the named executive officers as of April 29, 2017, and therefore affect the amounts set forth in the table above in the event of involuntary termination or a change of control, see the discussions in the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with the Named Executive Officers—General Provisions” and “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with the Named Executive Officers—Severance and Change of Control Benefits” sections of this Proxy Statement.

Director Compensation Table

Name	Fiscal Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Ann-Marie Campbell (3)	2017	$37,500	$—	$37,500
George Campbell, Jr.	2017	$94,458	$119,990	$214,448
Mark D. Carleton	2017	$80,000	$119,990	$199,990
Scott S. Cowen	2017	$92,500	$119,990	$212,490
William Dillard, II	2017	$85,000	$119,990	$204,990
Al Ferrara	2017	$47,291	$119,990	$167,281
Paul B. Guenther	2017	$95,000	$119,990	$214,990
Patricia L. Higgins	2017	$115,000	$119,990	$234,990
Kimberley A. Van Der Zon	2017	$5,417	$—	$5,417

(1)	This column represents the amount of annual cash retainers earned by directors during Fiscal 2017. All directors were also reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

(2)	This column represents the aggregate grant date fair value of awards granted in Fiscal 2017, computed in accordance with ASC 718. The assumptions used in calculating these amounts are set forth in Note 6 to the Company’s Financial Statements for the fiscal year ended April 29, 2017, which is located on pages F-58 and F-59 of the Company’s Form 10-K. The values in this column reflect an estimate of the grant date fair value and may not be equivalent to the actual value recognized by the non-employee directors. Refer to the “Fiscal 2017 Non-Employee Director Equity Award Table” below for information on awards made in Fiscal 2017. Ms. Van Der Zon was elected as a director on April 5, 2017, to hold office until the Company’s annual meeting of stockholders to be held in 2017, at which time she will be eligible for a stock grant.

(3)	Ms. Campbell decided not to stand for re-election at our 2016 annual meeting of stockholders and therefore her term as a director of the Company ended on September 14, 2016.

Narrative to the Director Compensation Table

Annual Retainer

Each non-employee director received an annual Board retainer fee of $65,000, paid in quarterly installments. The Lead Director of the Board received an additional $25,000 annual cash retainer. Audit Committee members received an additional $15,000 annual cash retainer, and the Chair of the Audit Committee received an additional $30,000 annual cash retainer. Compensation Committee members received an additional $10,000 annual cash retainer, and the Chair of the Compensation Committee received an additional $20,000 annual cash retainer. Corporate Governance and Nominating Committee members received an additional $10,000 annual cash retainer, and the Chair of the Corporate Governance and Nominating Committee received an additional $17,500 annual cash retainer. All directors are also reimbursed for travel, lodging and related expenses incurred in attending Board meetings.

Equity Compensation

Each non-employee director is eligible for equity award grants under the Company’s Amended and Restated 2009 Incentive Plan. The table below illustrates the fair market value of the Fiscal 2017 restricted stock awards on the date of grant and the aggregate number of awards outstanding at fiscal year-end for each non-employee director.

Fiscal 2017 Non-Employee Director Equity Award Table

Director	Fiscal Year	Restricted Stock Grant Value (1)	Aggregate Restricted Shares Outstanding
Ann-Marie Campbell (2)	2017	$—	—
George Campbell, Jr.	2017	$119,900	10,958
Mark D. Carleton	2017	$119,900	10,958
Scott S. Cowen	2017	$119,900	10,958
William Dillard, II	2017	$119,900	10,958
Al Ferrara	2017	$119,900	10,958
Paul B. Guenther	2017	$119,900	10,958
Patricia L. Higgins	2017	$119,900	10,958
Kimberley A. Van Der Zon	2017	$—	—

(1)	On September 15, 2016, the non-employee directors received a grant of the number of shares of restricted stock having a value of approximately $120,000 based on the September 15, 2016 per share closing price of Common Stock on the NYSE (10,958 shares at a price of $10.95) vesting on the earlier of (i) September 15, 2017 and (ii) the date of the next annual meeting of stockholders of the Company.

(2)	Ms. Campbell decided not to stand for re-election at our 2016 annual meeting of stockholders and therefore her term as a director of the Company ended on September 14, 2016.

Stock Ownership Guidelines

Each non-employee director is subject to stock ownership guidelines effective as of December 12, 2012, requiring such non-employee director to hold shares in the Company equal in value to three times the annual cash retainer paid to such non-employee director. Shares of Common Stock actually owned by the non-employee director or beneficially owned shares held indirectly count toward compliance with these requirements. In addition, until the applicable stock ownership level has been achieved, each non-employee director is required to retain 100% of net shares of Common Stock received upon exercise of stock options or vesting of restricted stock or restricted stock units.

Compensation Risk Assessment

As a part of its oversight of the Company’s compensation program, the Compensation Committee periodically reviews and considers the risk implications of the Company’s compensation programs and practices. This process included a review of the Company’s compensation programs for our employees, including non-executive officers; the identification and review of features of our compensation programs that could potentially encourage excessive or imprudent risk taking of a material nature; and the identification and review of factors that mitigate these risks. Based on the results of the risk assessment, the Compensation Committee noted several risk-mitigating features and effective safeguards against imprudent or unnecessary risk-taking, including:

•	Balanced mix of compensation elements, including cash versus equity compensation, short-term versus long-term awards and financial versus non-financial performance targets.

•

Annual cash incentives under our performance-based annual incentive compensation program that focus employees on corporate, business unit and individual performance. In general, senior management is evaluated based on Adjusted EBIT, Adjusted Consolidated EBITDA, Adjusted Retail EBITDA, fundamental measures of value creation for stockholders, as well as individual performance goals.

•	Double-trigger severance benefits which provide that equity awards do not vest solely in connection with a change of control.

•

Hedging transaction policy which completely prohibits any directors, officers or employees of the Company or its subsidiaries from engaging in any transaction designed to hedge or offset any decrease in the market value of the Company’s equity securities.

•	Regular advice of an outside compensation consultant engaged directly by the Compensation Committee in determining compensation pay structures and amounts.

Based on this process and the results of the risk assessment, the Compensation Committee concluded that the Company’s compensation programs and practices were designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and were appropriately structured, well-aligned with stockholders’ value and did not create or encourage risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company believes that the transactions and agreements discussed below (including renewals of any existing agreements) between the Company and related third parties are at least as favorable to the Company as could have been entered into with unrelated parties at the time they were entered into. The Audit Committee of the Board of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. The Company’s related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. The Company tests to ensure that the terms of related party transactions are at least as favorable to the Company as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between the Company and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, the Company’s rationale for entering the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.

On February 27, 2017, Barnes & Noble Education, Inc., an independent public company that was legally and structurally separated from the Company in a spin-off that was completed on August 2, 2015, purchased MBS Textbook Exchange, Inc. (“MBS”), which was then privately-held and majority-owned by affiliates of Leonard Riggio (the “MBS Purchase”). MBS is a new and used textbook wholesaler, which also sells textbooks online and provides bookstore systems and distant learning distribution services. Following the MBS Purchase, Leonard Riggio, his affiliates and other members of the Riggio family ceased to have any ownership interest in MBS.

The Company entered into an agreement with MBS in 2009, which has a term of ten years and contains restrictive covenants limiting the ability of the Company to become a used textbook wholesaler and placing certain limitations on MBS’s business activities. The Company also entered into an agreement with MBS in fiscal 2011, pursuant to which, MBS agreed to purchase at the end of a given semester certain agreed upon textbooks, which the Company shall have rented to students during such semester. Total sales to MBS under this program were $0, $2,000 and $619,000 for fiscal 2017 prior to the MBS Purchase, fiscal 2016 and fiscal 2015, respectively. Total outstanding amounts payable to MBS for all arrangements, net of any amounts due, were $480,000 and $183,000 for fiscal 2017 and fiscal 2016, respectively.

The Company purchases new and used textbooks directly from MBS. Total purchases were $8,328,000, $7,092,000 and $14,594,000 for fiscal 2017 prior to the MBS Purchase, fiscal 2016 and fiscal 2015, respectively. MBS sells used books through the Barnes & Noble dealer network. The Company earned a commission of $198,000, $268,000 and $316,000 on the MBS used book sales in fiscal 2017 prior to the MBS Purchase, fiscal 2016 and fiscal 2015, respectively. In addition, Barnes & Noble hosts pages on its website, through which Barnes & Noble customers are able to sell used books directly to MBS. The Company is paid a fixed commission on the price paid by MBS to the customer. Total commissions paid to the Company under this arrangement were $47,000, $68,000 and $91,000 for fiscal 2017 prior to the MBS Purchase, fiscal 2016 and fiscal 2015, respectively.

In fiscal 2010, the Company entered into an agreement with TXTB.com LLC (“TXTB”), a subsidiary of MBS, pursuant to which the marketplace program on the Barnes & Noble website was made available through the TXTB website. The Company receives a fee from third-party sellers for sales of marketplace items sold on the TXTB website and, upon receipt of such fee, the Company remits a separate fee to TXTB for those sales. In fiscal 2011, the Company entered into an agreement with TXTB, pursuant to which the Company became the exclusive provider of trade books to TXTB customers through the TXTB website. TXTB receives a commission from the Company on each purchase by a TXTB customer. In fiscal 2013, the Company also entered into an agreement with MBS Direct, a division of MBS, pursuant to which the marketplace program on the Barnes & Noble website was made available through the MBS Direct website. The Company receives a fee from third-party sellers for sales of marketplace items sold on the MBS Direct website and, upon receipt of such fee, the Company remits a separate fee to MBS Direct for those sales. Total commissions paid to TXTB and MBS Direct under these arrangements were $645,000, $515,000 and $429,000 during fiscal 2017 prior to the MBS Purchase, fiscal 2016 and fiscal 2015, respectively. Outstanding amounts payable to TXTB and MBS Direct were $5,000 and $0 for fiscal 2017 prior to the MBS Purchase and fiscal 2016, respectively.

In fiscal 2010, the Company entered into an Aircraft Time Sharing Agreement with LR Enterprises Management LLC (“LR Enterprises”), which is owned by Leonard Riggio and Louise Riggio, pursuant to which LR Enterprises granted the Company the right to use a jet aircraft owned by it on a time-sharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the Federal Aviation Regulations (“FAR”). Such operating costs were $153,000, $63,000 and $155,000 during fiscal 2017, fiscal 2016 and fiscal 2015, respectively. LR Enterprises is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, other than insurance obtained for the specific flight as requested by the Company, as provided in the FAR.

The Company has leases for two locations for its corporate offices with related parties: the first location is leased from an entity, in which Leonard Riggio has a majority interest, under a lease expiring in 2023, and the second location is leased from an entity, in which Leonard Riggio has a minority interest, under a lease expired in 2016. In fiscal 2017, the second location was extended through 2023. Both locations were rented at an aggregate annual rent, including real estate taxes, of approximately $9,637,000, $7,784,000 and $6,834,000 during fiscal 2017, fiscal 2016 and fiscal 2015, respectively.

The Company leased an office/warehouse from a partnership, in which Leonard Riggio had a 50% interest, pursuant to a lease terminated effective December 30, 2015. The space was rented at an annual rent of $456,000 and $262,000 during fiscal 2016 through the date of termination and fiscal 2015, respectively. During fiscal 2015, the Company received credits totaling $418,000, representing the net effect of inadvertent overpayment of construction expenses and underpayment of base rent previously paid. Net of subtenant income, the Company paid rent of $179,000 during fiscal 2016 through the date of termination and received $174,000 during fiscal 2015 due to credits noted above.

The Company was provided with national freight distribution and trucking services by Argix Direct Inc. (“Argix”), a company in which a brother of Leonard Riggio owned a 20% interest. The Company paid Argix $19,102,000 and $47,536,000 for such services during fiscal 2016 through the date of termination and fiscal 2015, respectively. The contracted relationship between Argix and the Company has terminated due to Argix exiting the industry during fiscal 2016.

AUDIT RELATED MATTERS

Independent Registered Public Accountants

The Audit Committee has retained Ernst & Young LLP (“E&Y”) as the Company’s independent auditor for the fiscal year beginning April 30, 2017 and ending April 28, 2018 (“Fiscal 2018”). E&Y have been our independent auditors since 2013. E&Y, as the independent registered public accountants, examine annual financial statements and provide other non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by E&Y are compatible with maintaining the independence of E&Y in its audit of the Company and have determined that, because such services are not considered prohibited services under the Sarbanes-Oxley Act of 2002, such services are compatible with maintaining the independence of E&Y.

Audit Fees.  For Fiscal 2017 and Fiscal 2016, the Company was billed $2,260,682 and $2,329,565, respectively, by E&Y for audit services, including (a) the annual audit (including quarterly reviews) and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of the Company’s internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events, (d) international statutory audits, and (e) services that only the independent auditor reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC and review of draft responses to SEC comment letters. The audit fees for Fiscal 2016 include services for the audits of the carve-out financial statements of Barnes & Noble Education, Inc. and related services in connection with the Separation.

Audit-Related Fees.  For Fiscal 2017 and Fiscal 2016, the Company was billed $45,000 and $30,253, respectively, by E&Y for Barnes & Noble College sales audits.

Tax Fees.  In Fiscal 2017 and Fiscal 2016, the Company was not billed by E&Y for services related to tax compliance and consultation on tax matters.

All Other Fees.  For Fiscal 2017 and Fiscal 2016, the Company was billed $1,995 and $2,172, respectively, by E&Y for other fees.

Pre-approval Policies and Procedures.  The Audit Committee Charter adopted by the Board requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. The Audit Committee has approved all of the services provided by E&Y referred to above. The Audit Committee has also authorized the Company’s management in advance to engage the Company’s independent registered public accountants from time to time in the future to perform certain services in areas pre-approved by the Audit Committee that at any one time will not involve more than $25,000 per project and more than $100,000 in the aggregate.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and reporting process, including the system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for the appointment and oversight of the Company’s independent registered public accountants.

In this context, prior to the filing of the Company’s Fiscal 2017 Annual Report on Form 10-K, the Audit Committee at that time reviewed and discussed with management and the Company’s independent registered public accountants the Company’s audited financial statements. The Audit Committee at that time discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees). In addition, the Audit Committee at that time received from the Company’s independent registered public accountants the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with such accountants their independence from the Company and its management. The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the Company’s internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved) that the Company’s audited financial statements and management’s report on internal controls be included in the Company’s Fiscal 2017 Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Paul B. Guenther, Chair

Mark D. Carleton

Patricia L. Higgins

George Campbell, Jr.

ADVISORY VOTE ON EXECUTIVE COMPENSATION—PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s executive compensation program is designed to advance the philosophy of the Compensation Committee of paying for performance, paying competitively and aligning pay to business objectives and the Company’s long-term strategy. To align executive pay with both the Company’s financial performance and long-term strategy, a significant portion of the named executive officers’ compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through base salary and annual incentive compensation. Annual performance is measured principally by the Company’s Adjusted EBIT, Adjusted Consolidated EBITDA and Retail Cost Reduction (in each case, as defined in this Proxy Statement) and individual performance goals. Long-term performance is rewarded through equity-based awards (through restricted stock units and performance-based stock units), the value of which is based upon the performance of the Company’s stock price and, in the case of performance-based stock units, the attainment of Adjusted Consolidated EBITDA and Adjusted Consolidated Revenue goals.

The Compensation Committee and the Board believe that the Company’s Fiscal 2017 executive compensation programs align well with the Compensation Committee’s philosophy and are sufficiently linked to the Company’s performance.

For additional information on the Company’s executive compensation programs and how they reflect the Compensation Committee’s philosophy and are linked to the Company’s performance, see the Compensation Discussion and Analysis above.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under the Compensation Discussion and Analysis above, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee.

The Board unanimously recommends a vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis above, the compensation tables and narrative discussion be, and hereby is, APPROVED.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION—PROPOSAL 3

The Dodd-Frank Act also enables the Company’s stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. This non-binding vote is commonly referred to as a “Say-on-Frequency” vote and is required by Section 14A of the Securities Exchange Act of 1934, as amended. We are required to hold this Say-on-Frequency vote at least once every six calendar years. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years. Stockholders may also, if they wish, abstain from casting a vote on this proposal.

When we conducted our last Say-on-Frequency vote at our 2011 annual meeting of stockholders, our stockholders expressed a preference to conduct advisory votes on our executive compensation on an annual basis. In response to that preference, we have held advisory votes on our executive compensation each year since our 2011 annual meeting of stockholders. Moreover, while the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions and disclosures are made annually. Holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our executive compensation program. We also believe that an annual advisory vote on executive compensation is consistent with our practice of seeking regular input from our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

After careful consideration and consistent with past practice, the Board is unanimously recommending a vote in favor of holding an advisory vote on executive compensation every year.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. In considering this vote, stockholders may wish to review the information presented in connection with the advisory vote (Proposal 2) above and the “Compensation Discussion and Analysis”.

The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, this vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee.

The Board unanimously recommends a vote for the approval of an advisory vote on the compensation of our named executive officers to be undertaken every year.

Unless a proxy is marked to give a different direction, the persons named in the proxy will vote 1 YEAR regarding the frequency of future advisory votes on the compensation of our named executive officers.

RE-APPROVAL OF THE PERFORMANCE GOALS SET FORTH

IN THE COMPANY’S AMENDED AND RESTATED 2009 INCENTIVE PLAN—PROPOSAL 4

The Barnes & Noble, Inc. Amended and Restated 2009 Incentive Plan (the “Incentive Plan”) was adopted by the Board in 2012 and approved by stockholders on September 11, 2012. The Incentive Plan replaced the Company’s previous stockholder-approved 2009 Incentive Plan (the “Prior 2009 Plan”). The Prior 2009 Plan previously replaced and superseded the 2004 Incentive Plan (the “2004 Plan”), as amended, which replaced and superseded the 1996 Incentive Plan, as amended. The purpose of the Incentive Plan is to assist the Company and its affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company and its affiliates who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the awards granted under the Incentive Plan.

Code Section 162(m) limits the Company’s ability to deduct for federal income tax purposes certain compensation in excess of $1 million paid to its Chief Executive Officer and three other most highly compensated officers other than the Chief Financial Officer, unless the compensation qualifies as qualified performance-based compensation. To qualify for the performance-based compensation exception, among other requirements, before payment, stockholders in a separate vote must approve the applicable performance goals. Performance goals must be re-approved by stockholders every five years. Stockholders of the Company last approved the Incentive Plan’s performance goals at the Company’s 2012 annual meeting of stockholders, and there have been no changes to the list of performance goals since that time. As a result, the Company will need the Incentive Plan’s performance goals re-approved at this year’s annual meeting so that awards made to certain Company officers that are intended to qualify as performance-based compensation deductible under Code Section 162(m) may so qualify. For purposes of Code Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the Incentive Plan, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to a participant under the performance goals, and are specifically described below.

The Company is not requesting additional shares under or proposing any amendments to the terms of the Incentive Plan in connection with the re-approval of the material terms of the performance goals.

Stockholder re-approval at the Meeting of the material terms of the performance goals under the Incentive Plan will permit the Company to continue to grant awards intended to qualify as performance-based compensation deductible under Code Section 162(m) until its 2022 annual meeting of stockholders. If the material terms of the performance goals under the Incentive Plan are not re-approved by stockholders at the 2017 annual meeting, no awards granted under the Incentive Plan until such approval is obtained will qualify as performance-based under Code Section 162(m), which may limit the Company’s ability to claim tax deductions with respect to compensation as more fully described on page 37 of this Proxy Statement.

Performance Goals To Be Re-Approved

Under the Incentive Plan, awards intended to qualify as “performance-based” for purposes of Code Section 162(m) will be subject to the achievement of specified levels of one or more of the following metrics: sales (including same store or comparable sales; net sales; return on sales; cash flow (including operating cash flow and free cash flow); cash flow per share (before or after dividends); cash flow return on investment; cash flow return on capital; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals or ratios including those measuring liquidity, activity, profitability or leverage; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; customer satisfaction; customer growth; user time spent online; unique users; registered users; user frequency; user retention; web page views; employee satisfaction; employee turnover; productivity or productivity ratios; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); gross profits; gross or net profit margin; operating margin; gross profit growth; year-end cash; cash margin; revenue; net revenue; product revenue or system-wide revenue (including growth of such revenue measures); operating earnings; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating efficiencies; average inventory; inventory turnover; inventory shrinkage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; recruiting and maintaining personnel; debt reduction; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed (the “Performance Goals”). The Performance Goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

Additionally, the Compensation Committee may also exclude the impact of an event or occurrence that the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or nonrecurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (iii) a change in accounting standards required by generally accepted accounting principles.

Eligibility

Individuals eligible to receive awards under the Incentive Plan are employees and directors of the Company or of any of its affiliates, and consultants, agents and advisors who provide services to the Company or any of its affiliates, as selected by the Compensation Committee. As of April 29, 2017, approximately 26,900 individuals were eligible to participate in the Incentive Plan.

Incentive Plan Limits

The maximum number of shares of the Company’s common stock available for grant under the Incentive Plan is 2,592,330, plus shares that remained available under the Prior 2009 Plan on the effective date of the Incentive Plan. Any stock that is the subject of an award under the Incentive Plan, including the shares issuable under the Prior 2009 Plan, shall be counted against the limit as one share for every share issued. In general, stock is counted against the limit only to the extent that it is actually issued. Thus, stock subject to any award under the Incentive Plan or any Prior Plan which terminates by expiration, forfeiture, cancellation or otherwise is settled in cash in lieu of stock, or exchanged for awards not involving stock, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering stock to the Company, or withholding stock by the Company, only the number of shares issued, net of the shares tendered or withheld, will be deemed issued under the Incentive Plan. As of April 29, 2017, there were 7,261,401 shares remaining available for grant under the Incentive Plan.

The Incentive Plan imposes certain per-participant award limits. In any 36-month period (subject to certain adjustments resulting from corporate transactions as discussed in the following paragraph), no participant may (i) be granted options or stock appreciate rights (“SARs”) with respect to more than 3,049,800 shares or (ii) be paid more than 1,524,900 shares (or the equivalent in cash) pursuant to restricted stock awards, performance awards or other stock unit awards, to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Additionally, the maximum dollar value payable to any participant in any 12-month period with respect to performance awards and/or other stock unit awards that are valued with reference to property other than stock (including cash) is $7,000,000, to the extent such awards are intended to be performance-based compensation under Code Section 162(m). Canceled awards will continue to be counted towards these limitations.

The number, class and kind of securities that may be issued, the number, class and kind of securities subject to outstanding awards, the option price or grant price applicable to outstanding awards, the per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits and other corporate events or transactions. The Compensation Committee may also make adjustments to reflect unusual or nonrecurring events such as mergers, recapitalizations, consolidations, spin-offs and other corporate reorganizations. However, the Compensation Committee cannot make any adjustments that would cause an award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” under Code Section 409A.

Stock available under the Incentive Plan may be used by the Company as a form of payment of performance-based compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any stock is used by the Company under its other compensation plans, this stock will reduce the number of shares then available under the Incentive Plan for future awards, but will not be subject to the 12 and 36-month stock or dollar limitations referred to above.

As of April 28, 2017, the last trading day of Fiscal 2017, the closing price per share of Company common stock on the NYSE was $8.55.

Background: Additional Terms of the Incentive Plan

The following is a summary of the additional terms of the Incentive Plan. This summary does not purport to be a complete description of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached as Appendix B.

Administration

The Compensation Committee is responsible for administering the Incentive Plan and has the discretionary power to interpret the terms and intent of the Incentive Plan and any Incentive Plan-related documentation. The Board may remove from, add members to, or fill vacancies on, the Compensation Committee. The Compensation Committee is also responsible for determining the eligibility for awards, the types, terms and conditions of awards (including when and under what circumstances awards will vest, become exercisable or be paid or settled), whether and how an award may be settled, deferred or canceled and, subject to certain limitations applicable to awards subject to performance-based vesting, whether an award will have dividend equivalents. The Compensation Committee may establish rules and regulations pertaining to the Incentive Plan and may make any determination and take any other action it deems necessary or desirable for administration of the Incentive Plan. Determinations of the Compensation Committee made under the Incentive Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to a committee of one or more directors and, to the extent permitted by law, to one or more officers or a committee of officers the right to grant awards to employees who are not directors or officers of the Company and to cancel or suspend awards to employees who are not directors or officers of the Company, subject to the requirements of Code Section 162(m), Rule 16b-3 of the Exchange Act and the rules of the NYSE. The Incentive Plan limits the discretion of the Compensation Committee in certain instances to avoid the creation of “deferred compensation” under, and to otherwise comply with, Code Section 409A. The full Board may at any time grant awards to directors or administer the Incentive Plan with respect to those awards.

Options

The Compensation Committee may grant options under the Incentive Plan either alone or in addition to other awards granted under the Incentive Plan. The exercise price for options cannot be less than the fair market value of a share of the Company’s common stock on the date of grant, which shall be the closing price of a share as reported on the NYSE on the date of grant. The Compensation Committee may provide that an option will be automatically exercised, without further action by the holder, on the last day of such option’s exercise period if, on such day, the fair market value of the Company’s common stock to be acquired exceeds the aggregate exercise price. The Incentive Plan expressly prohibits repricing of options/canceling an option with an exercise price that exceeds the fair market value of the stock underlying such option in exchange for another award or cash (other than in connection with a change of control). The latest expiration date of an option cannot be later than the tenth (10th) anniversary of the date of grant, except in the event of death or disability. The exercise price may be paid with cash or its equivalent, with previously acquired stock, or by certain other means with the consent of the Compensation Committee. With respect to options intended to qualify as “incentive stock options” as defined in Code Section 422, the maximum number of shares with respect to which such options may be granted under the Incentive Plan will be 1,700,000 shares.

Stock Appreciation Rights

The Compensation Committee may grant SARs under the Incentive Plan either alone or in tandem with options or other awards. Upon the exercise of an SAR, the holder will have the right to receive the excess of (i) the fair market value of one share on the date of exercise over (ii) the grant price of the SAR on the date of grant, which will not be less than the fair market value of a share of the Company’s common stock as reported on the NYSE on the date of grant. The Compensation Committee may provide that an SAR will be automatically exercised, without further action by the holder, on the last day of such SAR’s exercise period, if on such day, the fair market value of the stock to which such SAR relates exceeds the aggregate grant price. The latest expiration date of an SAR cannot be later than the tenth (10th) anniversary of the date of grant, except in the event of death or disability. Upon the exercise of an SAR, the Compensation Committee will determine, in its sole discretion, whether payment will be made in cash, stock or other property, or any combination thereof. Additionally, the following terms will be applicable to SARs granted under the Incentive Plan:

•	Any SAR granted in tandem with an option may be granted at the same time as the related option is granted or at any time thereafter before exercise or expiration of the option.

•

Any SAR granted in tandem with an option may be exercised only when the related option would be exercisable and the fair market value of the stock subject to the related option exceeds the option price at which stock can be acquired pursuant to the option.

•	Any option related to a tandem SAR will no longer be exercisable to the extent the tandem SAR has been exercised.

The Incentive Plan expressly prohibits repricing of SARs/canceling an SAR with a grant price that exceeds the fair market value of the stock underlying such SAR in exchange for another award or cash (other than in connection with a change of control).

Restricted Stock

The Compensation Committee may award restricted stock either alone or in addition to other awards under the Incentive Plan. Restricted stock awards consist of stock that is granted to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is generally treated as a stockholder of the Company (subject to certain restrictions) and has the right to vote such stock and the right to receive distributions made with respect to such stock. However, subject to compliance with Code Section 409A, the Compensation Committee may require that any dividends otherwise payable with respect to a restricted stock award will not be paid currently but will be accumulated until the applicable restricted stock award has vested. In the case of restricted stock awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any cash dividends with respect to such restricted stock awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

Other Stock Unit Awards

Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock or other property, may be granted to participants, either alone or in addition to other awards granted under the Incentive Plan. Unlike restricted stock awards, other stock unit awards result in the transfer of stock to the participant only after specified conditions and the holder of such an award is treated as a stockholder with respect to the award when the stock is delivered in the future. Other stock unit awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Subject to compliance with Code Section 409A, the Compensation Committee may require that any dividend equivalents otherwise payable with respect to any other stock unit award will not be paid currently but will be accumulated until the applicable other stock unit award has vested. In the case of other stock unit awards that are subject to vesting based on the achievement of performance goals, a participant will not be entitled to receive payment for any dividend equivalents with respect to such other stock unit awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

Performance Awards

Performance awards may be granted under the Incentive Plan, either alone or in addition to other awards granted under the Incentive Plan. Performance awards will be earned only if the participant meets certain performance goals established by the Compensation Committee over a designated performance period. Performance awards may be paid in cash, stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. The performance goals to be achieved for each performance period will be determined by the Compensation Committee and may be based upon the criteria described above the heading “Performance Goals To Be Re-Approved”. No participant will be entitled to receive payment for any dividend equivalents with respect to any performance awards unless, until and except to the extent that the performance goals applicable to such performance awards are achieved or are otherwise deemed to be satisfied.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any stock subject to an award that has not actually been issued under the award. As mentioned above, no participant will be entitled to receive payment for any dividend equivalents with respect to other stock unit awards subject to performance-based vesting or any performance awards unless, until and except to the extent that the performance goals applicable to such awards are achieved or are otherwise deemed to be satisfied.

Termination of Employment

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with, or service for, the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs or other awards requiring exercise will remain exercisable.

Treatment of Awards upon a Change of Control

One or more awards may be subject to the terms and conditions set forth in a written or electronic agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” (as defined in the Incentive Plan) of the Company. Unless otherwise provided in the applicable award agreement, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding award, then such award will be continued in accordance with its applicable terms and vesting will not be accelerated. If an award is not assumed or substituted for, generally it will vest and become free of all restrictions and limitations, and if the award is a performance award then the Compensation Committee will determine the portion and level of the award considered to be earned and payable. For purposes of the Incentive Plan, “Change of Control” will generally have the meaning set forth in the applicable award agreement (subject to the limitations described below). If there is no definition set forth in the applicable award agreement, “Change of Control” will mean:

(i) during any period of 24 consecutive months, a change in the composition of a majority of the Board, as constituted on the first day of such period, that was not supported by a majority of the incumbent directors;

(ii) the consummation of certain mergers or consolidations of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, following which the Company’s then current stockholders cease to own more than 50% of the combined voting power of the surviving entity; or

(iii) the acquisition by a third party (other than Mr. Leonard Riggio and his affiliates) of 40% or more of the combined voting power of the then outstanding voting securities of the Company.

Although award agreements may provide for a different definition of Change of Control than is provided for in the Incentive Plan, any definition of Change of Control set forth in any award agreement will provide that a Change of Control would not occur until consummation or effectiveness of a Change of Control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company.

Amendments

The Board may at any time alter, amend, suspend or terminate the Incentive Plan, except that no amendment of the Incentive Plan will be made without stockholder approval if stockholder approval is required by applicable law or regulation. Stockholder approval is also generally required for any amendment that would: (i) increase the number of shares that may be the subject of awards; (ii) expand the types of awards available; (iii) materially expand the class of persons eligible to participate; (iv) permit options or tandem SARs to be issued or repriced at option prices less than 100% of fair market value; (v) increase the maximum permissible term for options or freestanding SARs; (vi) modify the limitations on the number of shares or maximum dollar amounts that may be awarded to participants; or (vii) permit awards to be transferred to third parties in exchange for value. No amendment to an award previously granted may materially impair the rights of any participant to whom such award was granted without such participant’s consent; provided, however, that the Board may amend, modify or terminate the Incentive Plan without the consent of such participant if it deems it necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided that all participants similarly situated are similarly affected.

Transferability

Except to the participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the participant’s spouse, domestic partner or children or in which the participant is a beneficiary or partner) as approved by the Compensation Committee, awards are not transferable other than by will or the laws of descent and distribution. No award is transferrable to a third party in exchange for value unless the transfer is specifically approved by the Company’s stockholders.

Clawback

The Compensation Committee may provide that an award shall be cancelled if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate of the

Company or after termination of such employment or service, (i) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (ii) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any of its affiliates, including fraud, or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion or (iii) otherwise violates any policy adopted by the Company or any of its affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any participant by the Company or any of its affiliates as such policy is in effect on the date of grant of the applicable award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Act, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. Additionally, the Compensation Committee may also provide that (i) a participant will forfeit any gain realized on the vesting or exercise of such award if the participant engages in such activities referred to in the preceding sentence or (ii) a participant must repay the gain to the Company realized under a previously paid performance award if a financial restatement reduces the amount that would have been earned under such performance award.

Material Federal Income Tax Considerations

The following is a brief summary of the principal federal income tax consequences of awards under the Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Options

In general, an optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such a nonqualified stock option, the optionee realizes taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the nonqualified stock option. If the nonqualified stock option was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that the shares acquired upon exercise of a nonqualified stock option are not subject to a substantial risk of forfeiture. The foregoing discussion does not address the tax treatment with respect to options that would qualify as “incentive stock options” under Code Section 422, which historically have not been granted by the Company.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the stock becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the stock at the time the restrictions lapse less the amount, if any, paid for the stock. A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any amount paid for the stock) on the date of the award. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the stock will be taxed as capital gains when the stock is sold. However, if after making such an election, the stock is forfeited, the participant will be unable to claim any loss deduction. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

In the case of an exercise of an SAR or the settlement of another stock unit award or performance award, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any stock received on the date of payment. In that taxable year, the Company would generally receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Code Section 409A

Code Section 409A imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Stock options and SARs granted with an exercise price or grant price that is not less than the fair market value of the underlying stock on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options and SARs that would be awarded under the Incentive Plan are intended to be eligible for this exception.

Withholding Taxes

Awards made to participants under the Incentive Plan may be subject to federal, state and local income tax and employment tax withholding obligations and the Company will comply with any requirements to withhold such taxes.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock option awards outstanding and shares of Company common stock available for awards under all of the Company’s equity compensation plans as of April 29, 2017.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	254,463	9.99	7,261,401
Equity compensation plans not approved by security holders	—	—	—

Total	254,463	9.99	7,261,401

Plan Benefits

The benefits or amounts that individuals will receive in the future under the Incentive Plan are not determinable. In Fiscal 2017, the non-employee directors and the NEOs were granted awards as set forth in, respectively, the “Director Compensation Table” for Fiscal 2017 and the “Grants of Plan-Based Awards in Fiscal 2017” table on pages 50 and 41 of this Proxy Statement.

Required Vote

Approval of the proposal to re-approve the Performance Goals set forth in the Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation

The Board unanimously recommends that the stockholders vote FOR the re-approval of the Performance Goals set forth in the Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS—PROPOSAL 5

The Audit Committee has appointed the firm of Ernst & Young LLP, which firm was engaged as independent registered public accountants for Fiscal 2017, to audit the financial statements of the Company for the Company’s 2018 fiscal year, ending April 28, 2018. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of Ernst & Young will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions. In the event of a negative vote, the Audit Committee will reconsider its selection.

The Board considers Ernst & Young LLP to be well qualified and unanimously recommends that the stockholders vote FOR ratification.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

AND BY-LAWS TO DECLASSIFY THE BOARD—PROPOSAL 6

Introduction

Currently, the Company’s Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and the Company’s Amended and Restated By-laws (our “By-laws”), provide for a classified Board divided into three classes of directors, with each class elected for a three-year term. The classification of the Board results in staggered elections, with each class of directors standing for election every third year. One class consists of four members whose terms expire upon the election and qualification of their successors at the Meeting (“Class I”), one class consists of three members whose terms expire at the 2018 annual meeting of stockholders (“Class II”), and one class consists of three members whose terms expire at the 2019 annual meeting of stockholders (“Class III”).

After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend our Certificate of Incorporation and our By-laws to declassify the Board to allow the Company’s stockholders to vote on the election of the entire Board on an annual basis, rather than on a staggered basis.

The general description of the proposed amendments to our Certificate of Incorporation and our By-laws set forth in this Proposal 6 is qualified in its entirety by reference to the text thereof, which is attached as Appendix C to this proxy statement. Additions to our Certificate of Incorporation and our By-laws are indicated by bolded underlined text and deletions are indicated by strike-outs.

Declassification of the Board

If this Proposal 6 is approved by the Company’s stockholders at the Meeting, the declassification of the Board will be phased in as follows:

•	at the 2018 annual meeting of stockholders, the Class II directors will stand for election for a one-year term;

•	at the 2019 annual meeting of stockholders, the Class III directors and the Class II directors will stand for election for a one-year term; and

•	at the 2020 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, all directors will stand for election for one-year terms.

Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. If this Proposal 6 is approved by the requisite vote of the Company’s stockholders, any director elected to fill a vacancy that did not arise from an increase in the size of the Board will hold office for the term that remains for the applicable vacating director, and any director elected to fill a vacancy that resulted from an increase in the size of the Board will be elected to serve until the next annual meeting of stockholders.

If this Proposal 6 is not approved by the requisite vote of the Company’s stockholders, the Board will remain classified, with each class of directors serving a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Delaware corporate law provides that, unless a company’s certificate of incorporation provides otherwise, members of a classified board of directors may be removed only for cause. At present, because the Board is classified and our Certificate of Incorporation does not provide otherwise, directors are removable only for cause. If this Proposal 6 is approved by the requisite vote of the Company’s stockholders, after the 2020 annual meeting of stockholders, when declassification is complete, all directors may be removed either with or without cause. If the Company’s stockholders do not approve the proposed amendment, the Board will remain classified and stockholders will only be able to remove directors for cause.

If this Proposal 6 is passed by the requisite vote of the Company’s stockholders, it will become effective when the Company files the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Meeting.

Considerations of the Board

The Company has historically had a classified board structure in which directors have been divided into three classes and one class is elected each year to serve a three-year term. The Board has historically believed that this classified board structure promotes continuity and stability of strategy, oversight and policies, provides negotiating leverage to the Board in a potential takeover situation and facilitates the ability of the Board to focus on creating long-term stockholder value. The Board also is aware that the current trend in corporate governance is leading away from classified boards in favor of electing all directors annually and also recognizes that a classified board structure may reduce directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

In determining whether to support declassification of the Board, the Board carefully considered the advantages and disadvantages of the current classified board structure and in light of such considerations and ongoing discussions with our institutional investors has determined that it is advisable and in the best interests of the Company and its stockholders to declassify the Board.

Vote Required

The affirmative vote of at least 80% of the voting power of the shares of capital stock of the Company outstanding as of July 26, 2017 and entitled to vote generally in the election of directors, voting together as a single class.

Recommendation

The Board unanimously recommends that the stockholders vote FOR the adoption of the proposed amendments to our Certificate of Incorporation and our By-laws to declassify the Board.

AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT

MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS—PROPOSAL 7

Introduction

Currently, our By-laws provide that at each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to implement majority voting in uncontested director elections.

The general description of the proposed amendment to our By-laws set forth in this Proposal 7 is qualified in its entirety by reference to the text thereof, which is attached as Appendix D to this proxy statement. Additions to our By-laws are indicated by bolded underlined text and deletions are indicated by strike-outs.

Implementation of Majority Voting in Uncontested Elections

If this Proposal 7 is approved by the requisite vote of the Company’s stockholders, the proposed amendment would provide that, in an uncontested election of directors, a director nominee would be elected by a majority of the votes cast for the director nominee. If, however, the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in our By-laws and such nomination has not been withdrawn by such stockholder on or prior to the 10th day before the applicable stockholder meeting, then the director nominees would be elected by a plurality of the votes cast.

Considerations of the Board

The Company has historically had a plurality voting standard for director elections. However, the Board is aware that the current trend in corporate governance is leading away from plurality voting in uncontested elections in favor of a majority voting standard and also recognizes that the adoption of a majority voting standard in uncontested director elections will give the Company’s stockholders a greater voice in determining the composition of the Board. Under this standard, a director nominee will not be elected to the Board when the number of votes cast against the director nominee exceed the number of votes cast for the director nominee. The Board believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our stockholders will be elected and enhances the accountability of each elected director to our stockholders.

The Board also believes that a plurality voting standard should continue to apply in circumstances in which the number of director nominees exceeds the number of directors to be elected. If a majority voting standard is used in that circumstance, it is possible that not all of the director positions up for election would be filled, since it is possible that no director nominee would receive a majority of the votes cast in his or her election. Accordingly, a plurality voting standard will continue to apply in contested elections.

In determining whether to support the implementation of majority voting in uncontested elections, the Board carefully considered the advantages and disadvantages of the current plurality voting standard as well as the advantages and disadvantages of the majority voting standard and in light of such considerations and ongoing discussions with our institutional investors has determined that it is advisable and in the best interests of the Company and its stockholders to implement majority voting in uncontested director elections.

Vote Required

The affirmative vote of at least 80% of the voting power of the shares of capital stock of the Company outstanding as of July 26, 2017 and entitled to vote generally in the election of directors, voting together as a single class.

Recommendation

The Board unanimously recommends that the stockholders vote FOR the adoption of the proposed amendment to our By-laws to implement majority voting in uncontested director elections.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10-percent of the Common Stock, to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 and 5) with the SEC. Executive officers, directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons (or counsel to such reporting persons) that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than 10-percent stockholders have been complied with during Fiscal 2017, except that, due to an administrative oversight, one Form 4 report, covering one transaction (the LTIP grant awarded on July 14, 2016), was untimely filed on August 10, 2016 by each of Mr. Boire, Mr. Carey, Mr. Lindstrom, Ms. Keating, Mr. Feuer, Mr. Argir, Ms. Smith, Mr. Deason, Mr. Herpich and Mr. Wood.

OTHER MATTERS

Other Matters Brought Before the Meeting

As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Meeting other than as described in this Proxy Statement, and the Company has not been notified of any stockholder proposals intended to be raised at the Meeting other than as described in this Proxy Statement. It is nonetheless possible that stockholders may seek to raise a proposal at the Meeting that is not described in this Proxy Statement by notifying the Company of such proposal in accordance with the Company’s Bylaws. The business of the Meeting shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company on or before August  20, 2017.

Proxy Solicitation

Proxies are being solicited through the mail. Proxies may also be solicited in person, by telephone, email, the Internet or other electronic means, or by means of press releases and other public statements. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board’s solicitation of proxies. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies for a fee not to exceed $25,000, plus reimbursement for out-of-pocket expenses.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.

Financial and Other Information

The Company’s Annual Report for Fiscal 2017, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in 2018 must be received by the Company’s Corporate Secretary, at Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011, no later than April 5, 2018.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at such meeting, such stockholder must deliver written notice to the Corporate Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) any material interest of the proposing stockholder in such business. Similar notice must be given with respect to any stockholder nominees for director. Accordingly, the business of the annual meeting of stockholders to be held in 2018 shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with the Company’s Bylaws.

The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company and the Company’s proxy solicitor, no person has been authorized by the Board to give you any information or to make any representations in connection with the solicitation of proxies by the Board, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed WHITE proxy card or (b) by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. A prompt response will be greatly appreciated.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 456-3422.

Banks and Brokers May Call Collect: (212) 750-5833.

*     *     *

By Order of the Board of Directors

Leonard Riggio, Chairman of the Board

August 7, 2017

Appendix A

Reconciliation of Non-GAAP Measures (Unaudited)

(In millions)

	Fiscal 2018
Adjusted EBITDA	$190
Charges	(18	)(a)

EBITDA	$172

EBITDA	$172
Depreciation and amortization	(118)

Operating income	$54

(a)	Including charges related to cost reduction initiatives and costs associated with the CEO departure.

Appendix B

BARNES & NOBLE, INC.

AMENDED AND RESTATED 2009 INCENTIVE PLAN

IMPORTANT NOTE:

In connection with the spin-off of Barnes & Noble Education, Inc. on August 2, 2015, certain numbers set forth in the attached Barnes & Noble, Inc. Amended and Restated 2009 Incentive Plan (the “Plan”) were adjusted in accordance with the terms of the Plan. As of the effective date of the spin-off, the following numbers apply:

•	In Section 3.1, 1,700,000 was adjusted to be 2,592,330.

•	In Section 10.5, 2,000,000 was adjusted to be 3,049,800, and 1,000,000 was adjusted to be 1,524,900.

BARNES & NOBLE, INC.

AMENDED AND RESTATED 2009 INCENTIVE PLAN

BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware, together with any successor thereto (the “Company”), hereby establishes and adopts the following Amended and Restated 2009 Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2. The Plan is intended to replace the 2009 Incentive Plan prior to its amendment and restatement (the “Prior 2009 Plan”), which shall be automatically terminated and replaced and superseded by the Plan on the effective date of the Plan. The Prior 2009 Plan previously replaced and superseded the 2004 Incentive Plan, as amended, which replaced and superseded the 1996 Incentive Plan, as amended. Notwithstanding the foregoing, any awards granted under the Prior Plans (as defined below) shall remain in effect pursuant to their respective terms.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE 2

DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan. Notwithstanding the foregoing, no Award shall be granted to a Participant if the grant of such Award would cause such Award to constitute “deferred compensation” within the meaning of Code Section 409A by virtue of the Company’s failure to constitute an “eligible issuer of service recipient stock” within the meaning of Treasury Regulations Section 1.409A-1(b)(5)(iii)(E), or any successor regulation thereto.

2.3. “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 24 consecutive months, individuals who were Directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a Director of the Company subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Corporation”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Corporation that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Corporation or any corporation controlled by the Continuing Corporation or (y) the Riggio Stockholders) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then outstanding voting securities of the Continuing Corporation and (3) at least a majority of the members of the board of directors of the Continuing Corporation were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale; or

(iii) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company

Voting Securities or (D) the Riggio Stockholders) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate.

The determination as to the occurrence of a Change of Control shall be based on objective facts and, to the extent applicable, in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder. Notwithstanding the foregoing and subject to the requirements of Code Section 409A, the Committee shall have discretion in connection with any transaction (including a spin-off or split-off) involving the separation of the Company’s Retail business from the Company’s Digital and College businesses to determine whether such transaction constitutes a Change of Control.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

2.8. “Company” has the meaning set forth in introductory paragraph of the Plan.

2.9. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.10. “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Subsidiary.

2.11. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12. “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the per Share closing price of the Shares as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded. If the Company is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A.

2.15. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.16. “Limitations” shall have the meaning set forth in Section 10.5.

2.17. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.18. “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.19. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.20. “Payee” shall have the meaning set forth in Section 13.1.

2.21. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.22. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.23. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.24. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.25. “Prior 2009 Plan” shall mean the 2009 Incentive Plan prior to its amendment and restatement.

2.26. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.27. “Prior Plans” shall mean, collectively, the Company’s 1996 Incentive Plan, as amended, the Company’s 2004 Incentive Plan, as amended, and the Prior 2009 Plan.

2.28. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29. “Restricted Period” shall have the meaning set forth in Section 7.1.

2.30. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31. “Riggio Stockholders” shall mean Leonard Riggio, his spouse, his lineal descendants, trusts for the exclusive benefit of any such individuals, the executor or administrator of the estate or the legal representative of any of such individuals and any entity controlled by any of the foregoing Persons.

2.32. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.33. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.34. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.36. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

2.37. “Treasury Regulations” shall mean the federal income tax regulations promulgated under the Code.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, as of the effective date of the Plan, a total of (i) 1,700,000 Shares shall be authorized for grant under the Plan, plus (ii) any Shares remaining available for grant under the Prior 2009 Plan on the effective date of the Plan.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that (A) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (B) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or employees, other service providers or non-employee directors of any Affiliate prior to such acquisition or combination.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE 4

ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Board may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including when and under what circumstances Awards shall vest, become exercisable or be paid or settled); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) subject to Sections 8.1 and 9.1, determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board if the Award is not comparable and consistent with Awards to Directors who are not members of the Committee. The full Board may, in its sole discretion, at any time and from time to time, grant Awards to any Director or administer the Plan with respect to such Awards. In any such case, the Board shall have all the power and authority granted to the Committee herein.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Such delegation shall be subject to the requirements of Code Section 162(m), Rule 16b-3 of the Exchange Act, and the rules of the New York Stock Exchange.

ARTICLE 5

OPTIONS

5.1. Grant of Options. Subject to the Limitations, Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written or electronic Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time. The Committee may provide in the Award Agreement relating to an Option that such Option will be automatically exercised, without further action required by the holder, on the last day of such Option’s exercise period if, on such day, the Fair Market Value of the Shares to be acquired pursuant to an exercise of such Option exceeds the aggregate option price payable to exercise such Option.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option (at a time when the option price per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with Substitute Awards) or cash (other than in connection with a “change of control” of the Company), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

5.4. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7. Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares with respect to which “incentive stock options” may be granted under the Plan shall be 1,700,000 Shares.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. Subject to the Limitations, the Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, but only to the extent such Stock Appreciation Right is either not considered “deferred compensation” for purposes of Code Section 409A or complies with the requirements of Code Section 409A.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. The Committee may provide in the Award Agreement relating to a Stock Appreciation Right that such Stock Appreciation Right will be automatically exercised, without further action required by the holder, on the last day of such Stock Appreciation Right’s exercise period if, on such day, the Fair Market Value of the Shares to which such Stock Appreciation Right relates exceeds the aggregate grant price of such rights on their date of grant.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(e) Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(f) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(g) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years, except in the event of death or disability. In addition to the foregoing, other than pursuant to Section 12.2, the Committee shall not be permitted to (A) reduce the base amount of any Stock Appreciation Right after it is granted, (B) cancel any Stock Appreciation Right (at a time when the base amount per Share exceeds the Fair Market Value of the underlying Shares) in exchange for another Award (other than in connection with Substitute Awards) or cash (other than in connection with a “change of control” of the Company), and (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(h) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 7

RESTRICTED STOCK AWARDS

7.1. Grants. Subject to the Limitations, Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written or electronic Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, except as set forth in this Section 7.3, the right to vote such Shares and the right to receive distributions made with respect to such Shares. Subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock Award shall not be paid currently but shall be accumulated until the applicable Restricted Stock Award has vested. Furthermore, notwithstanding any provision of the Plan to the contrary, in the case of Restricted Stock Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any cash dividends with respect to such Restricted Stock Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied. In any event, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

ARTICLE 8

OTHER STOCK UNIT AWARDS

8.1. Stock and Administration. Subject to the Limitations, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Subject to compliance with Code Section 409A, the Committee may require that any Dividend Equivalents otherwise payable with respect to an Other Stock Unit Award shall not be paid currently but shall be accumulated until the applicable Other Stock Unit Award has vested. Furthermore, notwithstanding any provision of the Plan to the contrary, in the case of Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Other Stock Unit Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied. The terms of all Other Stock Unit Awards will be structured so that such Other Stock Unit Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE 9

PERFORMANCE AWARDS

9.1. Terms of Performance Awards. Subject to the Limitations, Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The provision of Performance Awards need not be the same with respect to each Participant. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. Notwithstanding any provision of the Plan to the contrary, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to any Performance Awards unless, until and except to the extent that the performance goals applicable to such Performance Awards are achieved or are otherwise deemed to be satisfied. The terms of all Performance Awards will be structured so that such Performance Awards either are not “deferred compensation” for purposes of Code Section 409A or comply with Code Section 409A.

ARTICLE 10

CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales (including same store or comparable sales; net sales; return on sales; cash flow (including operating cash flow and free cash flow); cash flow per Share (before or after dividends); cash flow return on investment; cash flow return on capital; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals or ratios including those measuring liquidity, activity, profitability or leverage; return on stockholders’ equity; total stockholder return; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; customer satisfaction; customer growth; user time spent online; unique users; registered users; user frequency; user retention; web page views; employee satisfaction; employee turnover; productivity or productivity ratios; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); gross profits; gross or net profit margin; operating margin; gross profit growth; year-end cash; cash margin; revenue; net revenue; product revenue or system-wide revenue (including growth of such revenue measures); operating earnings; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating efficiencies; average inventory; inventory turnover; inventory shrinkage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel; debt reduction; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder. For the avoidance of doubt, consistent with Sections 7.3, 8.1 and 9.1, in the case of any Awards that are subject to this Article 10, a Participant shall not be entitled to receive payment for any dividends or Dividend Equivalents with respect to such Awards unless, until and except to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied.

10.3. Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary dividend or other similar distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.5. Limitations on Grants to Individual Participant. In any 36-month period, subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares or (ii) be paid more than 1,000,000 Shares (or the equivalent thereof in cash determined based on the per-Share Fair Market Value as of the relevant vesting, payment or settlement date), pursuant to Restricted Stock Awards, Performance Awards and/or Other Stock Unit Awards, in the case of clause (ii), to the extent intended to be “performance-based compensation” under Code Section 162(m) (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to property other than Shares (including cash), to the extent intended to be “performance-based compensation” under Code Section 162(m), is $7,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.6. Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of performance based compensation under other Company compensation plans, whether or not existing on the date hereof. Notwithstanding anything in this Article 10 to the contrary, to the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article 3 of the Plan for future Awards, but will not be subject to the Share or dollar limitations set forth in Section 10.5 above.

ARTICLE 11

CHANGE OF CONTROL PROVISIONS

11.1. Assumption Upon Change of Control. Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and shall not be accelerated as described in Section 11.2. For the purposes of this Section 11.1, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Section 11.2. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.1 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

11.2. Acceleration Upon Change of Control. Notwithstanding Section 11.1, and except as provided in the applicable Award Agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for assumption or continuation of Awards previously granted or substitution of such Awards in accordance with Section 11.1, upon the Change of Control (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control and at the level determined by the Committee), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any provision of this Section 11.2, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation within the meaning of Code Section 409A, in the event of a Change of Control that does not qualify as an event described in Code Section 409A(a)(2)(A)(v), such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Code Section 409A following such Change of Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (i) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or

Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Option and Stock Appreciation Right outstanding at such time with an option price or base amount, as applicable, per Share that exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control shall be canceled for no consideration.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(g), (e) increase the maximum permissible term of any Option or Freestanding Stock Appreciation Right specified by Section 5.4 or Section 6.2(g), as applicable, (f) amend any provision of Section 10.5 or (g) amend the penultimate sentence of Section 12.3. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant under any Award previously granted without such Participant’s consent, provided, however, that the Board may amend, modify or terminate the Plan without the consent of such Participant if it deems such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affects the rights of all similarly situated Participants.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, no Award shall be adjusted, substituted or otherwise modified pursuant to this Section 12.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to the Participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse, domestic partner and/or children or in which the

Participant is a beneficiary or partner); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, in no event shall any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award. For the avoidance of doubt, consistent with Sections 8.1 and 9.1, in the case of any Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals or any Performance Awards, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Awards unless, until and except to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied. Such Dividend Equivalents shall not be granted if the terms of the grant of such Dividend Equivalents would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

ARTICLE 13

MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the

Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction. All references in the Plan to “Section”, “Sections”, or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and the word “or” shall not be deemed to be exclusive.

13.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.15. Code Section 409A. All provisions of the Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of the Plan.

13.16. Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the

Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Performance Award.

Appendix C

PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

The proposed amendment to the Company’s Certificate of Incorporation would revise Section (a) of ARTICLE SIXTH thereof as shown below (new language is indicated by bolded underlined text, and deletions are indicated by strike-throughs).

SIXTH: (a) The directors, other than those who may be elected by the holders of Common Stock or Preferred Stock pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Amended and Restated Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election,~~one class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1993, another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1994 and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 1995,~~ with the members of each class to hold office until their successors have been elected and qualified. ~~At~~ Notwithstanding the foregoing, effective as of the annual meeting of stockholders to be held in 2018 (the “2018 Annual Meeting”), and at each annual meeting of stockholders~~, the successors of the class of directors whose term expires at that~~ thereafter, subject to any such rights granted to holders of such series of Preferred Stock to elect additional directors under specified circumstances, each director elected at and after the 2018 Annual ~~m~~Meeting shall be elected ~~to hold office~~ for a term expiring at the next succeeding annual meeting of stockholders ~~held in the third year following the year of their election.~~and until such director’s successor shall have been elected and qualified; provided, however, that any director who prior to the 2018 Annual Meeting was elected to a term that continues beyond the date of the 2018 Annual Meeting (such term, a “Classified Term”), shall continue to serve as a director for the remainder of his or her elected Classified Term or until his or her death, resignation, disqualification or removal (each such director, including any director appointed to fill a vacancy caused by the death, resignation, disqualification, removal or other cause of such director, a “Continuing Classified Director”; provided that any such director shall cease to be a Continuing Classified Director upon the expiration of the Classified Term to which he or she was most recently elected or appointed). As a result, effective as of the annual meeting of stockholders in 2020, the Board will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes. Any director that is not a Continuing Classified Director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class. No director need be a stockholder.

PROPOSED AMENDMENT TO THE COMPANY’S BY-LAWS TO DECLASSIFY THE BOARD

The proposed amendment to the Company’s By-laws would revise Section 2 of Article III thereof as shown below (new language is indicated by bolded underlined text, and deletions are indicated by strike-throughs).

SECTION 2. Terms and Vacancies. The directors, other than those who may be elected by the holders of any series of the Preferred Stock pursuant to a resolution of the Board adopted pursuant to the Certificate of Incorporation establishing such series, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, and each such director shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election, ~~one class initially to be elected for a term expiring at the Annual Meeting to be held in 1993, another class initially to be elected for a term expiring at the Annual Meeting to be held in 1994, and another class initially to be elected for a term expiring at the Annual Meeting to be held in 1995,~~ with the members of each class to hold office until their successors have been elected and qualified. ~~At each Annual Meeting, the successors of the class of directors whose term expires at~~ Notwithstanding the foregoing, effective as of the Annual Meeting to be held in 2018 (the “2018 Annual Meeting”), and at each Annual Meeting thereafter, subject to any such rights granted to holders of such series of Preferred Stock to elect additional directors under specified circumstances, each director elected at and after the 2018 Annual Meeting shall be elected ~~to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election.~~for a term expiring at the next succeeding Annual Meeting and until such director’s successor shall have been elected and qualified; provided, however, that any director who prior to the 2018 Annual Meeting was elected to a term that continues beyond the date of the 2018 Annual Meeting (such term, a “Classified Term”), shall continue to serve as a director for the remainder of his or her elected Classified Term or until his or her death, resignation, disqualification or removal (each such director, including any director appointed to fill a vacancy caused by the death, resignation, disqualification, removal or other cause of such director, a “Continuing Classified Director”; provided that any such director shall cease to be a Continuing Classified Director upon the expiration of the Classified Term to which he or she was most recently elected or appointed). As a result, effective as of the Annual Meeting in 2020, the Board will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into classes. Each director elected or appointed to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director elected or appointed to fill any newly created directorship following the 2018 Annual Meeting shall hold office for a term expiring at the next Annual Meeting. Any director that is not a Continuing Classified Director may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Appendix D

PROPOSED AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The proposed amendment to the Company’s By-laws would revise Section 3 of Article III thereof as shown below (new language is indicated by bolded underlined text, and deletions are indicated by strike-throughs).

SECTION 3. Nominations of Directors; Election. The Board shall consist of not less than nine and not more than twelve members, as determined from time to time by resolution of the Board, except as may be provided pursuant to resolutions of the Board, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, ~~the persons receiving a plurality of the votes cast shall be elected directors.~~ the vote required for election of a director shall, except in a contested election, be a majority of the votes cast with respect to such nominee. For purposes of the preceding sentence, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director, with “abstentions” and “broker non-votes” not counted as votes cast with respect to that director. In a contested election, the persons receiving a plurality of the votes cast shall be elected directors. An election shall be considered contested if the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in these By-laws, and such nomination has not been withdrawn by such stockholder on or prior to the 10th day before the applicable stockholder meeting. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder’s notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice, the (x) name and address, as they appear on the Corporation’s books, of such stockholder and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

BARNES & NOBLE, INC.

WHITE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Leonard Riggio and Mr. Bradley Feuer, and each of them individually, as his true and lawful agents and proxies, with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Barnes & Noble, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Barnes & Noble Booksellers, Union Square Store, 33 East 17th Street, New York, New York, on September 19, 2017, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof, with the same effect as if the undersigned were personally present and voting such shares, on all matters as further described in the Proxy Statement or that may otherwise come before the Annual Meeting.

The Undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 7, 2017.

The shares represented by this Proxy will be voted in accordance with the specification made on the other side. If this Proxy is signed but no specification is made, the shares represented by this Proxy will be voted “FOR” each of the Board of Directors’ nominees, “FOR” Proposals 2, 4, 5, 6 and 7, and “1 YEAR” on Proposal 3. Mr. Leonard Riggio and Mr. Bradley Feuer, and each of them individually, in their discretion and judgment, are authorized to vote upon any other matters that may come before the Annual Meeting. In the event that any of the Board of Directors’ nominees named on the other side of this Proxy are unable to serve or for good cause will not serve, this Proxy confers discretionary authority to Mr. Leonard Riggio and Mr. Bradley Feuer, and each of them individually, to vote as recommended by the Board of Directors with respect to the election of any person to replace such nominee.

By executing this Proxy, the undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Annual Meeting and any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)

BARNES & NOBLE, INC.

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Barnes & Noble, Inc.

Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Call toll-free from the U.S. or Canada at 1-866-358-4704 on a touch-tone telephone. If outside the U.S. or Canada, call 1-646-880-9091. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access https://www.proxyvote-now.com/bks and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had signed and mailed a proxy card.

OR

3.	Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Barnes & Noble, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 4, 5, 6 AND 7, AND “1 YEAR” ON PROPOSAL 3.

1 – Election of Directors		WITHHOLD
Nominees:		AUTHORITY
	FOR all Nominees	to vote for all nominees	*EXCEPTIONS
01 – Demos Parneros 02 – Kimberley A. Van Der Zon 03 – George Campbell, Jr. 04 – Mark D. Carleton	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2 –	Advisory Vote on Executive Compensation	☐	☐	☐

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
3 –	Advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
4 –	Re-approval of the performance goals set forth in the Company’s Amended and Restated 2009 Incentive Plan		☐	☐	☐

			FOR	AGAINST	ABSTAIN
5 –	Ratification of the Appointment of Ernst & Young LLP, as the independent registered public accountants of the Company for the fiscal year ending April 28, 2018		☐	☐	☐

			FOR	AGAINST	ABSTAIN
6 –	Vote to approve amendments to our Certificate of Incorporation and By-laws to declassify the Board		☐	☐	☐

			FOR	AGAINST	ABSTAIN
7 –	Vote to approve an amendment to our By-laws to implement majority voting in uncontested director elections		☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Date , 2017

Signature

Signature

Title

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.